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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Genzyme Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1

GENZYME CORPORATION 500 Kendall Street Cambridge, MA 02142 (617) 252-7500

Dear Shareholders:

        I invite you to attend our Annual Meeting of Shareholders to be held at 2 p.m. EDT on Thursday, May 21, 2009 at Genzyme Corporation, 500 Kendall Street, Cambridge, Massachusetts 02142.

        The enclosed proxy statement explains the agenda for the meeting and voting information and procedures. It also includes information about our board of directors and senior management. I encourage you to read this booklet carefully. Also included with the proxy statement is a copy of our 2008 Summary Annual Report, 2008 Annual Report on Form 10-K and your proxy card.

        This year we are presenting two proposals relating to our equity programs for your approval: an increase of shares to fund our broad-based equity plan and a new employee stock purchase plan.

        We have asked shareholders to approve shares to fund our broad-based equity program on an annual basis since 2004. It is a continuing challenge to maintain this program in a way that is meaningful for our employees and responsible to shareholders. As a result, we have managed and changed our grant practices to specifically address dilution and cost concerns. We hope you will continue to support our efforts to maintain this valuable program which provides a strong motivation for employees to create sustainable growth and increased value for our company.

        Our employee stock purchase program, in place since 1988, continues to provide employees with the opportunity to join shareholders as stakeholders in the company's success. Approximately 50% of our employees participate in this program. We anticipate that the new plan, required due to the expiration of our existing plan, will enable this program to continue.

        Whether or not you plan to attend the annual meeting, your vote is very important to us. Information about voting procedures can be found in the proxy statement. Please return a signed proxy card or give us instructions by telephone or over the Internet, so that you can be sure your shares will be properly voted.

Sincerely,

Henri A. Termeer
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF GENZYME CORPORATION

Date:	Thursday, May 21, 2009
Time:	2:00 - 4:00 p.m.
Place:	Genzyme Corporation 500 Kendall Street Cambridge, Massachusetts 02142
Purpose:	We are holding the annual meeting for shareholders to consider four company sponsored proposals as follows:
• The re-election of eight directors, each for a one-year term;
• An amendment to our 2004 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 2,500,000 shares;
• Approval of the 2009 Employee Stock Purchase Plan; and
• The ratification of our audit committee's selection of independent auditors.
We will also consider action on any other matter that may be properly brought before the meeting.

Only shareholders of record at the close of business on March 31, 2009 will be entitled to vote at the meeting.

Your board of directors recommends a vote "for" each of the company proposals.

Proxy Material Mailing Date:

April 13, 2009
By order of the Board of Directors, Peter Wirth, Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 21, 2009. The proxy statement, the 2008 Summary Annual Report, and 2008 Annual Report on Form 10-K are available online via the Internet at: http://materials.proxyvote.com/372917.

GENERAL INFORMATION ABOUT VOTING

Our board of directors is soliciting proxies for the 2009 Annual Meeting of Shareholders. This proxy statement explains the agenda, voting information and procedures. Please read it carefully. This proxy statement and related materials are first being sent to shareholders on or about April 13, 2009.

In this proxy statement, references to "the company" or "Genzyme" and, except within the Audit Committee Report, the Nominating and Corporate Governance Committee Report and the Compensation Committee Report, references to "we", "us" or "our" mean Genzyme Corporation.

Who can vote.    Only shareholders of record of Genzyme common stock ("Genzyme Stock" or "our stock") at the close of business on March 31, 2009 can vote at the meeting.

Quorum.    In order to hold and complete the business of the annual meeting, we must have a majority of the votes entitled to be cast represented in person or by proxy at the meeting. On our record date, March 31, 2009, we had outstanding and entitled to vote 269,457,724 shares of our common stock. With respect to all matters that will come before the meeting, each share is entitled to one vote.

Voting Procedures—Shareholders of Record and Beneficial Owners.    You are a shareholder of record if your shares of our stock are registered directly in your own name with our transfer agent, American Stock Transfer and Trust Company, Inc. ("AST"). You are a beneficial owner if a brokerage firm, bank, trustee or other agent (called a "nominee") holds your stock. This is often called ownership in "street name" because your name does not appear in the records of AST. If you hold your shares in street name, you should receive a voting instruction form from your nominee.

How to vote your shares.    You may vote in one of four ways. First, you may vote by completing, signing, dating and mailing your proxy card or voting instruction form. Second, if you are a shareholder of record, you may vote on the Internet by (i) following the instructions on the proxy ballot form mailed to you, or (ii) going to www.proxyvote.com and, using your proxy ballot form, following the online instructions. Third, if you are a shareholder of record, you may vote by telephone by using a touch-tone telephone and calling 1-800-proxies. You will need your proxy card in hand when voting on the Internet or by phone. Fourth, you may vote in person at the meeting. If your shares are held in street name, you must request a legal proxy from your nominee as proof of ownership in order to vote in person at the meeting. If you hold your shares in street name, your ability to vote on the Internet or by telephone depends on your nominee's voting process. Please follow the directions on your voting instruction form carefully.

How you may revoke your proxy instructions.    You may revoke or amend your proxy at any time before it is voted at the annual meeting by writing to us directly, submitting a new proxy with a later date by mail, over the telephone or on the Internet, or by attending the meeting and voting in person. If you hold your shares in street name, you must follow the instructions on your voting instruction form to revoke any prior voting instructions.

What if you receive more than one proxy card or voting instruction form?    This means that you may have more than one account at AST and/or with a nominee. Your proxy card lists the number of shares you are voting. Please vote the shares on all proxy cards you receive.

We recommend you consolidate your holdings under the same name, address and tax identification number, if possible. This will eliminate some duplication of mailings and reduce costs. Please contact your nominee to consolidate accounts, or our transfer agent, AST, at (800) 937-5449.

Vote required and how your votes are counted.    A nominee for director will be elected if the votes cast in favor of his or her election exceed the votes cast against his or her election. Similarly, adoption of the proposals to amend our equity incentive plan, to approve the new employee stock purchase plan and to ratify the selection of our independent auditors require that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. If you are a shareholder of record and you vote "abstain" or "withhold" on any proposal, your shares will not be voted on that proposal and will not be counted as votes cast in the final tally of votes on that proposal. However, your shares will be counted for purposes of determining whether a quorum is present. If you are a beneficial owner holding through a nominee and indicate that you wish to abstain from voting on a proposal or withhold authority to vote for one or more nominee for director, your nominee will so indicate in the vote submitted to us. Under stock exchange rules, a broker may not vote on "non-routine" matters without receiving your specific voting instructions. This is called a "broker non-vote." At the annual meeting, your broker nominee will not be able to submit a vote on the proposed equity plan amendment or the new employee stock purchase plan unless it receives your specific instructions. The broker nominee will, however, be able to vote on the election of directors and ratification of the selection of our independent auditors even if it does not receive your instructions.

Discretionary authority.    Subject to the rules related to voting by nominees described above, if you sign and return your proxy card or vote electronically or by telephone without making any specific selections, your shares will be voted in the manner recommended by the board of directors. If other matters not included in this proxy properly come before the annual meeting, the persons named on the proxy card, or designated by electronic or telephonic vote, will have the authority to vote on those matters for you as they determine. At this time, we are not aware of any matters that will come before the annual meeting other than those disclosed in this proxy statement.

Costs of solicitation.    We bear the costs of proxy solicitation. We are paying Innisfree M&A Incorporated, a proxy solicitation firm, $12,000 plus expenses to help us with the solicitation of proxies. Innisfree distributes proxy materials and solicits proxies from brokerage houses, custodians, nominees and other fiduciaries. In addition, our officers and employees may solicit proxies personally, electronically, by telephone or by mail without additional compensation paid to them. We reimburse, on request, the fees and expenses of brokers and other nominees for sending you the proxy materials and sending in your vote.

Results of the voting.    We plan to post voting results under "Corporate Governance" on the "Our Commitment" page of our corporate Web site at www.genzyme.com shortly after the meeting. We will also publish the results in our quarterly report on Form 10-Q that we will file with the Securities and Exchange Commission ("SEC") in August 2009.

Annual meeting to be broadcast on our Web site.    The annual meeting will be broadcast live over the Internet at our corporate Web site at www.genzyme.com/corp/investors/inv_home.asp. For more information, and to listen to the meeting, please go to the Investors area of the site. The contents of our Web site are not incorporated into this document.

 STOCK OWNERSHIP

        The table below shows how many shares are held by anyone who is known to us to beneficially own more than 5% of the outstanding shares of our stock. The information in this table is as of March 31, 2009, and is based on the most recent filings submitted to the SEC regarding ownership of our stock.

	Shares of Genzyme Stock Beneficially Owned	Percent of Class (%)
ClearBridge Advisors, LLC(1) 620 8th Avenue New York, NY 10018	17,541,366	6.5

    (1)
    ClearBridge Advisors, LLC is an investment advisor and has sole voting power for 14,551,559 shares and sole dispositive power for 17,541,366 of the shares listed.

        The following table shows how many shares of our stock are beneficially owned by our named executive officers listed in the compensation table on page 24, our directors, and all of our current executive officers and directors together as a group. Unless otherwise noted, each director and officer has sole voting and investment power for the shares listed. The information in this table is as of March 31, 2009 and is based on filings submitted by these individuals to the SEC.

	Shares of Genzyme Stock Beneficially Owned(1) (* Indicates less than 1%)	Percent of Class (%)
Henri A. Termeer(2)	4,080,387	1.5%
Earl M. Collier, Jr.	256,942	*
Georges Gemayel(3)	26,654	*
Sandford D. Smith	208,800	*
Peter Wirth(4)	649,993	*
Michael S. Wyzga	360,253	*
Douglas A. Berthiaume(5)	160,542	*
Gail K. Boudreaux	70,000	*
Robert J. Carpenter	157,212	*
Charles L. Cooney(6)	78,621	*
Victor J. Dzau(7)	74,137	*
Sen. Connie Mack III	78,687	*
Richard F. Syron	55,011	*
All current officers and directors as a group (19 people)	8,053,121	3.0%

    (1)
    The shares listed include the following stock options exercisable and RSUs vesting within 60 days after March 31, 2009:

Number of Shares Subject to Stock Options and RSUs
Henri A. Termeer	3,446,647
Earl M. Collier, Jr.	254,515
Sandford D. Smith	202,955
Peter Wirth	643,657
Michael S. Wyzga	343,672
Douglas A. Berthiaume	90,336
Gail K. Boudreaux	70,000
Robert J. Carpenter	129,187
Charles L. Cooney	60,735
Victor J. Dzau	72,587
Sen. Connie Mack III	78,687
Richard F. Syron	55,000
All current officers and directors as a group (19 people)	7,206,923
    (2)
    The stock beneficially owned by Mr. Termeer includes 2,371 shares held by his wife and 1,256 shares held in trusts for the benefit of Mr. Termeer's children. Mr. Termeer disclaims beneficial ownership of all shares held by his wife and the trusts.

    (3)
    Dr. Gemayel resigned from the Company on June 1, 2008.

    (4)
    The stock beneficially owned by Mr. Wirth includes 148 shares held in an IRA account.

    (5)
    The stock beneficially owned by Mr. Berthiaume includes 4,048 shares held by his wife. Mr. Berthiaume disclaims beneficial ownership of all shares held by his wife.

    (6)
    The stock beneficially owned by Dr. Cooney includes 9,614 shares held jointly with his wife, 240 shares held individually by his wife, 1,882 shares held by his son and 600 shares held by his grandchildren. Dr. Cooney disclaims beneficial ownership of all shares held individually by his wife, son and grandchildren.

    (7)
    The stock beneficially owned by Dr. Dzau includes 1,550 shares held by his wife's trust.

ELECTION OF DIRECTORS

        Nominees presented for election to the board are elected for one-year terms. Accordingly, the nominees for election this year will have terms expiring in 2010. If for some reason a nominee is unable to serve, the nominating and corporate governance committee may recommend, and the board may propose, a substitute nominee at the annual meeting and the proxies will vote to approve the election of the substitute nominee.

        We currently have eight directors. Douglas A. Berthiaume, Gail K. Boudreaux, Robert J. Carpenter, Charles L. Cooney, Victor J. Dzau, Senator Connie Mack III, Richard F. Syron and Henri A. Termeer were recommended for re-election to the board by our nominating and corporate governance committee and selected for nomination by the board of directors. Each of the nominees has agreed to serve as a director if elected.

        Set forth below are the biographies of each nominee for election this year.

Douglas A. Berthiaume, director since 1988

        Mr. Berthiaume, 60, has been Chairman, President and Chief Executive Officer of Waters Corporation, a high technology manufacturer of high performance liquid chromatography instrumentation and consumables, and thermal analysis and mass spectrometry products used for analysis and purification, since 1994.

Gail K. Boudreaux, director since 2004

        Ms. Boudreaux, 48, has served since May 2008 as Executive Vice President of United Health Group Incorporated, a diversified health and well-being company that offers a broad spectrum of products and services designed to improve healthcare, and President of its United Healthcare business. From December 2005 to April 2008, Ms. Boudreaux was Executive Vice President of Health Care Service Corporation ("HCSC") responsible for the Illinois, Texas, New Mexico and Oklahoma Blue Cross and Blue Shield Plans and including HCSC subsidiaries Fort Dearborn Life, Colorado Bankers Life and Dental Network of America. From September 2002 to December 2005, Ms. Boudreaux was President of Blue Cross and Blue Shield of Illinois, a division of HCSC and the oldest and largest health insurance company in Illinois. From June 1982 to August 2002, Ms. Boudreaux held various positions of increasing responsibility at Aetna, Inc., a provider of health, dental, group, life, disability and long-term care benefits, including Senior Vice President and Head of Aetna Group Insurance, Vice President of Customer Service, and Regional Manager, Capitol Region.

Robert J. Carpenter, director since 1994

        Mr. Carpenter, 64, is President of Boston Medical Investors, Inc., a privately-held company he formed in 1994 that invests in early stage health care companies. From January 2002 to August 2007, Mr. Carpenter was Chairman of the Board of Peptimmune Inc., a privately-held company that develops immunotherapies for treating auto-immune diseases. He also served as President of Peptimmune from January 2002 until November 2004. Mr. Carpenter is chairman of Hydra Biosciences, Inc., which develops drugs based on recently discovered ion channels.

Charles L. Cooney, Ph.D., director since 1983

        Dr. Cooney, 64, is the Robert T. Haslam (1911) Professor of Chemical and Biochemical Engineering and Faculty Director, Deshpande Center for Technological Innovation at Massachusetts Institute of Technology. Dr. Cooney joined the MIT faculty as an Assistant Professor in 1970 and became a Professor in 1982. Dr. Cooney is a director of Polypore International, Inc. and a principal of BioInformation Associates, Inc., a consulting company.

Victor J. Dzau, M.D., director since 2000

        Dr. Dzau, 63, is the Chancellor for Health Affairs and President and Chief Executive Officer of Duke University Health System in Durham, North Carolina. From July 1996 until September 2004, he was the Hersey Professor of the Theory and Practice of Medicine at the Harvard Medical School and Chairman of the Department of Medicine, Physician in Chief and Director of Research at Brigham and Women's Hospital in Boston, Massachusetts. Dr. Dzau sits on the board of directors of Pepsico, Inc., Alnylam Inc., Medtronic, Inc. and the Duke University Health System.

Senator Connie Mack III, director since 2001

        Senator Mack, 68, has served since February 2005 as senior policy advisor and co-chairman of the government relations practice group at King & Spalding LLP, a Washington D.C. law firm. Senator Mack served as a United States Senator from the State of Florida from January 1989 until January 2001. After leaving the Senate, from February 2001 until February 2005, he served as senior policy advisor in the government relations practice at Shaw Pittman, a Washington, D.C. law firm. He is Chairman Emeritus of the parent board of the H. Lee Moffitt Cancer Center and Research Institute. Senator Mack is also a director of Mutual of America Life Insurance Co., Darden Restaurants, EXACT Sciences Corporation and Moody's Corp.

Richard F. Syron, Ph.D., director since 2006

        Dr. Syron, 65, served from December 2003 to September 8, 2008 as Chairman and Chief Executive Officer of Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac, the second largest source of mortgage financing in the United States. On September 6, 2008, the Board of Directors of Freddie Mac adopted a resolution consenting to the appointment of the Federal Housing Finance Agency as conservator of Freddie Mac, which appointment was effected the same day. On September 8, 2008, Dr. Syron resigned as Chairman and Chief Executive Officer of Freddie Mac. From June 1999 to January 2000, Dr. Syron served as President and Chief Executive Officer of Thermo Electron Corporation, which designs and develops technology-based instruments. From January 2000 to December 2002 he also served as Chairman of the Thermo Electron board, and from December 2002 until December 2003 as Executive Chairman of the Thermo Electron board. Prior to that, Dr. Syron served as Chief Executive Officer of the American Stock Exchange, the Federal Reserve Bank of Boston, and the Federal Home Loan Bank of Boston. Dr. Syron is a Trustee Associate of Boston College and is a Trustee of the Woods Hole Oceanographic Institute.

Henri A. Termeer, director since 1983

        Mr. Termeer, 63, has served as our President and a Director since October 1983, as Chief Executive Officer since December 1985 and as Chairman of the Board since May 1988. For ten years prior to joining us, Mr. Termeer worked for Baxter International Laboratories, Inc., a manufacturer of human healthcare products. Mr. Termeer is a director of ABIOMED Inc. and Deputy Chairman of the Federal Reserve Bank of Boston.

 DIRECTOR COMPENSATION
for the year ended December 31, 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)(2)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Douglas A. Berthiaume	98,500	104,596	262,865	—	465,961
Gail K. Boudreaux	70,000	104,596	262,865	—	437,461
Robert J. Carpenter	69,500	104,596	262,865	—	436,961
Charles L. Cooney	79,500	104,596	262,865	—	446,961
Victor J. Dzau	69,500	104,596	262,865	—	436,961
Sen. Connie Mack	77,000	104,596	262,865	—	444,461
Richard F. Syron	67,500	104,596	262,865	—	434,961

(1)
The amounts reported for stock and option awards represent the expense recognized in our financial statements for 2008 in accordance with Financial Accounting Standards No. 123R ("FAS 123R"), excluding an estimate for forfeitures related to service-based vesting conditions. Compensation expense for RSUs is based on the grant date fair market value of the award and is recognized over the service period, which generally represents the vesting period. On May 22, 2008, under the automatic grant provisions of our 2007 Director Equity Plan, each non-employee director was granted RSUs for 2,500 shares, and stock options to purchase 7,500 shares, of our stock. The RSUs have a grant date fair value of $171,200, or $68.48 per share. The 2008 expense was $104,596 for each award. The stock options have an exercise price of $68.48 per share, which was the closing price of our stock on that date. Each option grant has an aggregate grant date fair value of $184,031, or $24.54 per share, computed in accordance with FAS 123R and based on the Black-Scholes option pricing model. The 2008 expense was $112,435 for each stock option granted in 2008 plus 2008 vesting for stock options granted in 2007.

For a discussion of the relevant assumptions we use to calculate grant date fair value, see the sections "Accounting for Stock-Based Compensation" in "Note A. Summary of Significant Accounting Policies" and "Note M. Stockholders' Equity" of the "Notes to Consolidated Financial Statements" in our 2008 Annual Report on Form 10-K.

(2)
Non-employee directors had the following aggregate stock options and RSUs outstanding as of December 31, 2008:

	Stock Options	RSUs
Douglas A. Berthiaume	87,836	2,500
Gail K. Boudreaux	67,500	2,500
Robert J. Carpenter	126,687	2,500
Charles L. Cooney	58,235	2,500
Victor J. Dzau	70,087	2,500
Sen. Connie Mack	76,187	2,500
Richard F. Syron	52,500	2,500

  The outstanding stock options have an average exercise price of $55.51 per share and a remaining average life of 6.2 years.

        Henri Termeer, our only employee director, does not receive any additional compensation for his service on the board of directors. The other seven directors, who are not employees, receive the following cash compensation for their service on the board and its committees:

  •
  an annual retainer of $40,000, paid quarterly;

  •
  $2,500 for each board meeting they attend;

  •
  $1,500 for each committee meeting they attend;

  •
  an annual retainer of $20,000 for service as audit committee chair, paid quarterly;

  •
  an annual retainer of $10,000 for service as compensation committee chair, paid quarterly; and

  •
  an annual retainer of $10,000 for service as nominating and corporate governance committee chair, paid quarterly.

        Non-employee directors also receive equity awards for each year (or partial year) that they serve on our board. Stock options and RSUs are granted automatically under our 2007 Director Equity Plan on the date of each annual meeting of shareholders or, in the case of directors elected other than at an annual meeting, upon election to the board. The plan provides for an annual grant to each non-employee board member of (1) stock options to purchase 7,500 shares of our stock, and (2) RSUs for 2,500 shares of our stock. Stock options and RSUs become fully vested on the date of the next annual shareholders meeting following the date of grant, provided the director is an active member of the board at the opening of business on that date. Each stock option grant has an exercise price equal to the closing price of the stock on the date of grant and a term of ten years. RSUs are valued on the date of grant based on the closing price of our stock. The plan provides for acceleration of all unvested awards in the event of a change in control of the company.

        Under our Directors Deferred Compensation Plan, each director may choose to defer receipt of all or part of the cash compensation payable to him or her as a director until the year following the year his or her service as a director ends or until another date specified in advance by the director. The director can elect to defer compensation in exchange for a future payment of cash, stock or a combination of cash and stock. At the director's election, the future payments may be made in either a lump sum or annual installments for a period specified by the director, up to a maximum of five years. Amounts deferred in the cash account are credited with interest on the last day of each calendar quarter at the rate paid on 90-day Treasury bills hypothetically purchased on the first day of the calendar quarter. Amounts deferred in the stock account are treated as invested in hypothetical shares of our common stock, and the hypothetical shares are credited to the director's account on the first day of each calendar quarter based on the average closing price of our common stock for all trading days during the preceding quarter. As of December 31, 2008, five of the seven eligible directors had accounts under the plan.

BOARD MEETINGS AND COMMITTEES

        The board of directors held seven meetings during 2008, including an annual two-day strategic review. The board has a standing audit committee, compensation committee, and nominating and corporate governance committee. Each committee operates under a written charter adopted by our board. The committee charters are publicly available in the "Our Commitment" section of our Web site, www.genzyme.com under the heading "Corporate Governance."

        We expect our board members to rigorously prepare for, attend and participate in all board and applicable committee meetings. Absent compelling and stated reasons, directors who attend fewer than 75% of regularly scheduled board and committee meetings in each of two consecutive years should not be nominated for re-election when their current term expires. Each board member is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. We also expect that all of our board members will attend our annual meeting of shareholders. In 2008, each director attended at least 82% of all meetings of the board and all committees of the board on which he or she served. In addition, all of our directors, except Ms. Boudreaux, attended the May 22, 2008 annual meeting of shareholders.

        The board has reviewed the independence of each director, taking into account potential conflicts of interest, transactions, and other relationships that would reasonably be expected to compromise a director's independence. To determine independence, the board relies on director responses to an annual questionnaire inquiring about, among other things, their relationships (and those of their immediate family members) with us, their affiliations, and other potential conflicts of interest. The board has determined that Mr. Berthiaume, Ms. Boudreaux, Mr. Carpenter, Drs. Cooney, Dzau and Syron, and Senator Mack are independent directors as defined by the applicable NASDAQ listing standards. Mr. Termeer is not independent because of his employment as our chief executive officer.

        In evaluating and determining the independence of our non-employee directors, the board has considered the following relationships:

  •
  We purchase certain services from Waters Corporation, of which Mr. Berthiaume is Chairman, President and Chief Executive Officer. The board has reviewed our transactions with Waters and determined that they do not impair Mr. Berthiaume's independence because the transactions are conducted on an arms-length basis and the amounts we paid to Waters were less than 1% of its revenues.

  •
  Ms. Boudreaux is Executive Vice President of United Health Group and President of its United Healthcare business, a managed care organization offering an array of health benefit plans and services for employers and individuals nationwide. For our genetics business, United Healthcare is one of many health insurers with whom the business is enrolled. United Healthcare, and the other insurers, provide us with direct reimbursement when their insureds use our laboratory testing services. In addition, for our renal and biosurgery products, we have discount agreements with most of the major managed care organizations in the United States, including United Healthcare. Under these agreements, the organizations receive a discount or rebate if their members use our products. All of our arrangements with United Healthcare have been negotiated on an arms-length basis. The volume of business between United Healthcare and us amounted to less than 1% of the revenues of each company. Accordingly, the board has determined that our transactions with United Healthcare do not impair Ms. Boudreaux's independence.

Audit Committee

        We have a separately designated standing audit committee established by the board for the purpose of overseeing our accounting and financial reporting processes and audits of our financial statements. The audit committee held seven meetings in 2008. Members are Mr. Berthiaume (chairman), Ms. Boudreaux, Senator Mack and Dr. Syron, each of whom is independent as defined by the applicable NASDAQ listing standards. Our board has identified Mr. Berthiaume and Dr. Syron as our audit committee financial experts. The committee evaluates and selects our independent auditors, reviews our audited financial statements and discusses the adequacy of our internal controls with management and the outside auditors. The committee also supervises the relationship between the company and its outside auditors, reviews the scope of both audit and non-audit services and related fees, and determines the independence of the outside auditors.

Audit Committee Report

        In the course of our oversight of Genzyme's financial reporting process, we have (i) reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2008, (ii) discussed with PricewaterhouseCoopers LLP, the company's independent registered public accounting firm, the matters required to be discussed by Financial Accounting Standards Board Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and (iii) received the written disclosures and the letter from the auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the auditor's communications with us concerning independence, discussed with the auditors their independence, and considered whether the provision of non-audit services by the auditors is compatible with maintaining their independence.

        Based on the foregoing review and discussions, we recommended to the board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

By the Audit Committee,
Douglas A. Berthiaume, Chairman Gail K. Boudreaux Senator Connie Mack Richard F. Syron

Nominating and Corporate Governance Committee

        The purpose of the nominating and corporate governance committee is to assist the board of directors by identifying for nomination qualified individuals to become board members, to nominate candidates for appointment to board committees, to monitor a process to assess the effectiveness of the board and its committees, and to develop and implement the company's corporate governance guidelines. The committee met three times during 2008. Members of the committee are Sen. Mack (chairman), Drs. Cooney, Dzau and Syron, Ms. Boudreaux, and Messrs. Berthiaume and Carpenter, each of whom is independent as defined by the applicable NASDAQ listing standards.

        Director selection criteria.    The nominating and corporate governance committee is responsible for reviewing with the board, on an annual basis, the appropriate personal characteristics and professional competencies required of board members to work together as a team to properly oversee our strategies and operations.

        All board members are expected to possess certain personal characteristics necessary to creating a functional board: high personal and professional ethics, integrity and values; practical wisdom and mature judgment; an inquisitive and objective perspective; professional experience at a policy-making level in business, government, education or medicine; time availability for in-person participation at board and committee meetings; and a commitment to representing the long-term interests of our shareholders. We also recognize the desirability of racial, ethnic and gender diversity in board membership.

        In addition, the board as a group is expected to encompass the range of professional competencies advantageous to overseeing our diverse businesses. These professional competencies include accounting and financial literacy, industry knowledge, patient-based or payor-based experience or perspective, relevant medical or scientific knowledge, business, government or management experience, and experience with international markets.

        Independence is an important selection criterion for nomination to our board. Independent directors should be free of any relationship with us or our management that may impair, or appear to impair, the director's ability to make independent judgments. At a minimum, independent directors must satisfy the criteria for independence established by NASDAQ. Currently all of our directors are independent except for Mr. Termeer.

        Finally, candidates should be enthusiastic and excited about their service on our board and working collaboratively with existing board members to create value for all of our shareholders.

        Shareholder nominations for directorships.    Shareholders may propose a director candidate for consideration by the nominating and corporate governance committee by directing such recommendation to the Secretary of Genzyme Corporation at 500 Kendall Street, Cambridge, Massachusetts 02142. The recommendation should include the nominee's name, qualifications for board membership and consent to nomination, as well as the name, number of shares of our stock owned and contact information of the person making the recommendation. A shareholder wishing to formally nominate a director for election at a shareholder meeting must comply with the provisions in our bylaws addressing shareholder nominations of directors. The committee will assess such recommendations and nominees based on the director selection criteria described above.

        Executive search firm.    In 2008, the nominating and corporate governance committee engaged Spencer Stuart, an executive search firm, to assist in identifying a qualified independent candidate for addition to our board. Spencer Stuart has been charged with the task of identifying, screening and interviewing potential candidates for submission to the committee for their consideration.

Compensation Committee

        The compensation committee held five meetings in 2008. Members are Drs. Cooney (chairman) and Dzau and Messrs. Berthiaume and Carpenter. Each member of the committee qualifies as an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the "Code"), as a "non-employee director" as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as independent as defined by the applicable NASDAQ listing standards. The committee determines the compensation to be paid to all executive officers, including the chief executive officer, and administers our company benefit and equity plans, except the 2007 Director Equity Plan. The committee is responsible for making recommendations to the board for the compensation and benefits for non-employee directors.

        The compensation committee may delegate to subcommittees or to our management some of the responsibilities of the full committee. The committee may delegate to an individual employee of the company the responsibility of the committee to approve certain equity grants; however, such grants are made pursuant to a matrix or other guidelines previously approved by the committee. This delegated authority does not extend to grants made to members of the board or to officers of the company within the meaning set forth in the NASDAQ listing standards.

        The compensation committee engages Towers Perrin, a leading international compensation consulting firm with expertise in biotechnology and pharmaceutical industry compensation practices, to assist in its analysis of executive compensation. Towers Perrin provides a third party perspective based on their extensive knowledge of the industry as well as cross-industry general practice. They advise the committee of developments in the design of compensation programs and provide references to compare our total compensation packages to those of companies with which we compete for executive talent. Towers Perrin meets one-on-one multiple times during the year with the chairman of the compensation committee and provides external perspective and information to the committee throughout the year. At the committee's request, Towers Perrin also works with senior management to discuss data, trends and current practices, and provides findings and recommendations. Towers Perrin reports directly to the committee regarding executive and director compensation issues. Towers Perrin also provides specific human resources-related work for us in the following areas:

  •
  assistance with benefits communication planning;

  •
  preparation of benefits communication materials; and

  •
  ad hoc consulting services regarding health, welfare and retirement benefits plan design and trends.

The committee has established a formal annual process to evaluate Towers Perrin or any consultants who may provide services to the committee. This evaluation includes a review of the services provided to the committee, a review of the separate services provided to the company, a review of the consultant's objectivity and independence, and the amount of fees paid. In 2008, fees from Towers Perrin totaled $212,400 for services provided to the compensation committee and $209,000 for services provided to the company.

Compensation Committee Report

        In fulfilling our role to discharge the board's responsibilities relating to the total remuneration of the company's senior executives and the company's benefit and equity plans, we have reviewed and discussed with management the Compensation Discussion and Analysis found below. Based on the foregoing review and discussions, we recommended to the board that the Compensation Discussion and Analysis be included in the company's proxy statement on Schedule 14A for filing with the SEC.

By the Compensation Committee,
Charles L. Cooney, Chairman Douglas A. Berthiaume Robert J. Carpenter Victor J. Dzau

COMPENSATION DISCUSSION AND ANALYSIS

        In considering our executive compensation policies and practices, we have an obligation to balance our interest in conserving cash and minimizing shareholder dilution, with our interest in using compensation to attract, retain and motivate employees who contribute to the company's success. In reconciling these competing concerns, we strive to act in the long-term best interests of the company and our shareholders. The board of directors has chartered the compensation committee to discharge the responsibilities of the board to establish executive compensation policies and oversee executive compensation practices. The compensation committee may consult with compensation consultants, academics and other experts to support the board's commitment to be knowledgeable and current regarding executive compensation trends and best practices. The committee has hosted, and plans in the future to host, special meetings with the full board to educate board members on key issues in the business environment and the role those issues play in executive compensation. These meetings include a review of our compensation philosophy as it applies to equity and cash, as well as accounting and disclosure requirements.

        Objectives and Overview of Executive Compensation.    Our objective is to make executive compensation decisions that are thoughtful, transparent and consistent with the overall goals of the organization.

  •
  Our executive compensation philosophy is built on a platform of simplicity and alignment with shareholder interests. We pay our executives using three components: base salary, annual incentive cash awards and long-term equity awards. We have avoided other long-term obligations such as defined benefit programs, supplemental employee retirement plans, nonqualified deferred compensation plans and retiree health benefits.

  •
  Our perspective is long-term. Our compensation program reflects the nature of the long product development business cycle in the healthcare industry. This approach attempts to align our compensation decisions with shareholders' interests in our achievement of sustainable business objectives and corporate performance goals. We operate in a complex, dynamic environment and it often takes years to achieve our goals. For example, moving a therapeutic product from concept to market can take in excess of eight years, and many products never make it to market. Acquisitions, of products, companies or intellectual property rights, are opportunistic in nature. Building an infrastructure to accommodate future products and growth requires early investment with no guarantee of return. This perspective requires us to properly prepare for the future to continue to drive our growth and success.

  •
  We also maintain a philosophy of inclusiveness by providing a broad-based equity program to motivate our employees to become stakeholders and invest in achieving success for the company. Motivating our employees to achieve business goals and milestones aligns their interests with our shareholders' interests.

        Process and Philosophy for Setting Executive Compensation.    We look to our named executive officer group to focus on building and creating the future of the company and expect them to make strategic decisions that continue to move the company successfully forward. We apply deliberate, thoughtful processes throughout the year to discuss and correlate executive compensation levels with performance. The committee reviews and sets cash compensation for all of our executives for the coming year in December. In February, the committee reviews the prior year's overall performance to determine whether and at what level to award cash incentive compensation for the previous year. In May, the committee determines whether to award equity compensation and, if awarded, the amount and mix of such awards. Therefore, throughout the year there is a continuing assessment of corporate and individual executive performance that guides the committee in making compensation decisions. By making compensation decisions considering both competitive market practice and our unique organization and culture, we strive to achieve a balance between creating an appropriate compensation program for our executives while recognizing shareholder interests in limiting company expenditures.

        Our expectations for our chief executive officer and other executive officers are focused on a sustainable business strategy that includes:

  •
  financial performance;

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  company growth through both acquisitions and internal product development;

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  strategic management of the complexities of a global business with a diverse and growing product portfolio and expanding the business into a greater number of new markets; and

  •
  operational business management, including development of a diverse and complex global manufacturing infrastructure, investment in strong science and research capabilities, integration of acquisitions, and development of a strong executive management team.

        The compensation committee establishes annual cash incentive targets for our named executive officers based on an individual component and a corporate component. The corporate component is based on the achievement of the operating income goal set by the board of directors in connection with approving our annual budget. The committee believes the operating income goal is set at a realistic, but not easily achievable level, which should focus our executive team on meeting our short-term financial goals. Certain factors present challenges to our executive team that must be met in order to achieve short-term results that are sustainable over the long-term, including:

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  international pricing pressures for our products;

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  multiple and complex regulatory pathways;

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  containment of expenditures while continuing to grow our businesses and develop new products;

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  managing the uncertainties of fluctuations in foreign currency exchange; and

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  managing resources for multiple function projects, such as late-stage R&D and capital projects.

        The corporate component of the annual cash incentive is payable based on a formula that allows for 100% payment when 100% of the operating income goal is met. If the operating income goal is exceeded, for every 1% above the goal, 2.5% is added to the annual cash incentive payment up to a maximum of 150% payment for achievement of 120% or more of the goal. If the operating income goal is not met, for every 1% below the goal, 1.5% is deducted from the annual cash incentive payment. No corporate annual cash incentive is paid if less than 86% of the operating income goal is met. The individual component of the bonus is paid at the discretion of the committee.

        Peer Group and Market Analysis.    The compensation committee analyzes the compensation practices of peer companies from the biotechnology industry sector for comparison purposes and to gain an external perspective in preparation for setting executive salaries and short- and long-term incentive compensation.

The committee regularly reviews this industry group as well as companies in other business sectors and the peer companies disclosed by our peer companies to ensure that the committee is considering executive compensation levels against appropriately comparable companies. Towers Perrin prepares an analysis using our industry-based list to identify specific financial characteristics of each company to consider for our peer group, which include:

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  revenue size and growth rate;

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  research and development expense;

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  number of employees;

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  market capitalization;

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  one- and three-year total shareholder return;

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  net income;

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  similarity of core businesses to ours; and

  •
  international presence.

        Following the compensation committee's analysis and discussions with Towers Perrin and select senior management personnel, the committee decides which companies make up our peer group. Our current peer group includes: Allergan, Inc., Amgen Inc., Biogen Idec Inc., Celgene Corp., Cephalon, Inc., Genentech, Inc. and Gilead Sciences, Inc. While we recognize that the number of peer companies we reference for compensation purposes is limited, we believe that these organizations best reflect the selection criteria outlined above. The committee looks at the data from this peer group on a holistic and individual basis when considering appropriate pay positioning.

        In addition to peer group analysis, each year the compensation committee considers nationally recognized, published survey data for market comparisons for select executive positions. For 2008, the committee reviewed survey data from four published survey sources:

  •
  the 2007 Towers Perrin Executive Compensation Database;

  •
  the 2007 Towers Perrin Pharmaceutical Executive Compensation Database;

  •
  the 2007 Radford Global Life Sciences Compensation Survey; and

  •
  Watson Wyatt's 9th Annual Survey of Long Term Incentives.

        These surveys help the committee to match our incumbent executives to appropriate survey positions, when data is available, by looking at scope of responsibilities for various positions as well as internal comparisons. Specifically, for each executive officer position, the committee reviews competitive levels of base salary, annual incentive awards and equity incentive grants to supplement the data gathered from the proxy filings of our peer companies listed above.

        Equity.    We structure our equity compensation program to correlate with the performance of the company over time. Our shareholders expect us to create value, and that value is ultimately reflected in our stock price. Our equity compensation program is designed to address shareholder interests by providing our employees appropriate long-term incentives to motivate and retain them in a future-oriented, research and development-based environment such as ours. To utilize equity compensation responsibly and maintain competitiveness, the compensation committee establishes guidelines to limit the total number of equity awards that may be granted in a fiscal year to a stated percentage of shares outstanding. The objective of this philosophy is to manage the potential dilutive impact of the program to shareholders while continuing to provide broad-based equity awards. Each year we evaluate and adapt our program to address the challenges of an increasing employee population and the limited availability of equity reserves. We utilize a combination of stock option grants and restricted stock unit (RSU) awards. This approach helps manage dilution and allows us to deliver an equity component of total compensation that both continues to hold value and rewards for increased market value.

        Equity grant guidelines and timing.    We award equity under three programs: a new hire grant program, a general grant program and a recognition grant program. Each year the compensation committee establishes guidelines and reviews our philosophy for granting equity under each program to determine appropriate and competitive grant levels. We have in place mechanisms for each of our three equity programs to ensure that awards are not back-dated. We have established processes, discussed below, for approving, dating and pricing new hire and recognition awards. Each year the committee evaluates the use of equity as a compensation tool, considering employee eligibility and past award practice, and sets a budget to manage its use. For 2008, the committee decided to continue a broad-based granting philosophy, award both stock options and restricted stock units, and manage to a maximum of 2.25% of shares outstanding for the combined programs.

        New Hire Equity Grants.    We utilize a new hire equity grant program as an attraction tool in the hiring process for certain employees and executives throughout the year. Each year the compensation committee approves the total pool of shares available for the program. The committee has approved a new hire grant matrix, based on salary level, which determines the number of stock options and RSUs that may be granted to eligible new employees, other than executive officers, when they are hired. The committee has authorized our senior vice president, chief human resources officer to pre-approve and administer new hire grants pursuant to the matrix. The committee reviews all new hire grants on an annual basis. Grants to newly hired executive officers require specific approval by the committee prior to grant. Awards to employees who are hired on or prior to the 15th of each month are granted and priced (using the closing price of our stock) on the 15th (or next business day if the stock market is not open on the 15th) of the month of the employee's date of hire. Awards to employees who are hired after the 15th of the month are granted and priced (using the closing price of our stock) on the 15th (or next business day if the stock market is not open on the 15th) of the month following the employee's date of hire.

        General Equity Grant.    Our largest equity program, which includes executive officers and other employees, is a broad-based equity grant of stock options and RSUs pursuant to an overall long-term equity incentive compensation plan. Such grants have covered approximately 89% of the shares granted during the calendar year for the past few years and have been awarded to approximately 98% of our worldwide employees. Each year the compensation committee decides if it is going to approve a broad-based equity grant and if so, plans for it to occur on the date of the annual shareholders meeting. Our bylaws call for the annual meeting to be held on the fourth Thursday of May or as otherwise determined by the board. The date of these annual meetings is set months in advance as part of the normal scheduling process for the board and its committees. This grant is not timed to coincide with the release of any material non-public information. The committee pre-approves a grant matrix, based on employee base salary and individual performance review ratings, that determines the number of options and/or RSUs that may be awarded to each eligible employee, other than the executive officers. To determine executive officer grants, the committee considers peer group proxy and survey data. The exercise price of the stock option grant is pre-approved by the committee and set as the closing price of our stock on the date of the grant, which is the date of the annual shareholders meeting.

        For our general grant in 2008, awards were comprised of either a combination of stock options and RSUs or just RSUs. Combination awards were granted 50% in stock options and 50% in RSUs, applying a 3:1 ratio such that one RSU was awarded for every three stock options. RSU awards were determined under the same formula as the combination awards.

        Recognition Stock Option Grants.    We also have a long-term equity incentive program, utilizing stock options, to recognize those employees who demonstrate excellence and outstanding achievement during the year. Executive officers are not eligible for this program. Each year the compensation committee approves a total pool of stock options available for the recognition stock option program and has authorized our senior vice president, chief human resources officer to approve the individual grants for the recognized employees. The individuals are nominated and vetted through an approval process that includes their immediate supervisor, the executive in charge of the business unit or function and our human resources department. At each meeting, the committee reviews all recognition grants that have been awarded since its last meeting. All recognition grants approved by the senior vice president, chief human resources officer by no later than one day prior to each quarterly earnings announcement are granted, and the exercise price set as, the closing price of our stock on the third business day following such earnings announcement by the company.

        Mr. Termeer's compensation.    At its meeting in December 2007, the compensation committee set executive base and target incentive cash compensation levels for 2008. In setting Mr. Termeer's cash compensation, the committee considered cash compensation levels of CEOs in our peer group, survey data provided by its executive compensation consultant, and Mr. Termeer's individual performance over the past year relative to our business strategy. The committee also considered secondary factors, including Genzyme's sustained strong financial performance during Mr. Termeer's tenure, and Mr. Termeer's cash and equity compensation during the past 12 years. In setting his salary and target cash incentive for 2008, the committee determined that Mr. Termeer's leadership was directly responsible for both the short-term and sustained performance and growth of the company. To reflect this, the committee decided to increase Mr. Termeer's overall cash compensation for 2008, both salary and target incentive compensation, by 5.7% to $3,476,550. This increase aligns with the company's overall compensation budget, which we manage to 5.5%, and is comparable to industry norms.

        The compensation committee believes that an emphasis on cash incentive compensation tied to corporate performance is appropriate for a chief executive officer. Accordingly, Mr. Termeer's level of short-term incentive compensation should continue to reflect Genzyme's pay-for-performance philosophy under which his target annual incentive cash compensation makes up more than half of his potential total cash compensation. The committee set Mr. Termeer's base salary at $1,580,250 and his cash incentive target at $1,896,300. The actual cash incentive award paid to Mr. Termeer may be lower or higher than target based on actual performance for the year. Of this amount, approximately 60%, or $1,137,780 is tied to corporate financial performance and 40%, or $758,520 is tied to individual performance. The corporate financial performance component is payable based on the extent to which we achieve the operating income goal set by the board in connection with approving the 2008 annual budget. The committee generally assesses the payment of Mr. Termeer's individual cash incentive target based on his strategic management of the company and its operations in achieving a long-term, sustainable business strategy.

        In setting Mr. Termeer's cash compensation for 2008, the committee noted that earnings for 2007 were forecasted to close the year at approximately 20% growth and identified the following items that were consistent both with our business strategy and performance:

  Acquisitions/Product Growth

  •
  Late stage clinical trials of Mozobil in non-Hodgkin's lymphoma and multiple myeloma and Synvisc-One met their primary endpoints;

  •
  Renvela, the next generation Renagel, was approved for sale in the U.S.;

  •
  Investments in the genetics and diagnostics businesses resulted in a revenue increase of 19%;

  •
  Three-year analysis demonstrated a robust, highly statistically significant treatment effect of alemtuzumab for multiple sclerosis compared to Rebif®;

  •
  The acquisition of Bioenvision provided us with the exclusive, worldwide rights to clofarabine; and

  •
  Alemtuzumab for the treatment of multiple sclerosis moved into phase 3 trials.

  Strategic Management

  •
  Mr. Termeer continued to manage toward sustainable future growth as demonstrated by strong commercial activity, expansion in critical markets such as China and India, continued opportunistic acquisition and licensing strategy, strengthening science, continued breadth and depth through the product pipeline, and focused investment in research and development growth.

  Operational Management

  •
  A continued effort to grow and expand Genzyme's global manufacturing facilities, and

  •
  A continued effort to expand and strengthen global marketing and sales distribution.

        In May 2008, the compensation committee awarded an equity grant to Mr. Termeer comprised of stock options and RSUs. The committee considers Mr. Termeer's equity awards "at risk" compensation and believes it is appropriate for equity awards to comprise a significant portion of Mr. Termeer's total compensation. The committee referenced CEO equity data from proxy materials of the company's peer group provided by Towers Perrin to guide their analysis. The committee reviewed Mr. Termeer's performance and the long-range performance and growth of the company, noting the following specific key performance measures from 2007:

  •
  Genzyme's revenues increased to $3.8 billion, representing a 20% year-to-year increase with strong positioning for 2008;

  •
  Multiple clinical trials met end points, such as Mozobil in non-Hodgkin's lymphoma and multiple myeloma, and Synvisc-One and alemtuzumab for multiple sclerosis progressed to phase 3 trials;

  •
  The successful launch of Myozyme, the most rapid launch of any of our enzyme replacement therapies, and Renvela's approval in the U.S.;

  •
  Strong growth in the genetics and diagnostic businesses;

  •
  Communications with investors on long-term growth objectives, sustainability, and financial commitments of Genzyme's goal of 20% compound average non-GAAP earnings growth from 2006 through 2011;

  •
  Strong commercial activity around the world;

  •
  Expansion into key markets, including China and India;

  •
  A strong investment in research and development;

  •
  Continued opportunistic acquisition strategy; and

  •
  Continued development of the executive team through reorganization of product responsibilities.

As a result of their analysis, and to recognize Mr. Termeer's management of the operations of the company toward long-term sustainable growth, the compensation committee concluded that providing a grant equal to the same number of stock options and RSUs as was granted in 2007 would be both appropriate and competitive with the peer group. The committee granted Mr. Termeer stock options to purchase 200,000 shares of our stock and RSUs for 67,000 shares. The committee applied the same formula that was applied to all other employees who were granted stock options and RSUs at the same time, constructing an award that provided for 50% of the grant in stock options and 50% in RSUs, applying a 3:1 ratio such that one RSU was awarded for every three stock options.

        The following table summarizes the components of 2008 compensation decisions approved by the committee as a percentage of total compensation for Mr. Termeer:

	2008 ($)(1)	% of Total Compensation
Base salary	1,580,250	12%
Target cash incentive
—corporate performance	1,137,780
—individual performance	758,520

Total target cash incentive	1,896,300	15%

Total target cash compensation	3,476,550	27%
Value of equity awards(2)
—stock options	4,454,400	36%
—RSUs	4,588,160	37%

Total equity value	9,042,560	73%

Total compensation	12,519,110	100%

    (1)
    Represents total target compensation for 2008 only. Actual cash incentive paid in 2009 for 2008 performance is disclosed in the Summary Compensation Table on page 24. Does not reflect other amounts included in the Summary Compensation Table, such as expense of equity awards vesting in 2008 that were granted in 2008 and in prior years or any other compensation.

    (2)
    Based on grant date fair value, discussed on pages 24-25 of this proxy statement.

        Compensation for other named executive officers.    To determine executive compensation for 2008, the compensation committee reviewed the compensation data of our peer group companies, as well as compensation surveys of the pharmaceutical and biopharmaceutical industries and general survey data. The committee looks at the data to evaluate the appropriateness and competitiveness of our pay positioning, but does not target a certain level of compensation. The committee's objective is to ensure that total compensation for our executive positions is appropriate and reflects the individual performance of each executive.

        The approach to compensation for our named executive officers also reflects our non-hierarchical management structure. We employ a relatively flat management structure compared with the more traditional multi-tiered management structures employed by many other companies. Our executive officers make up an operating committee that includes business, legal, medical and scientific officers. This operating committee meets regularly to discuss the ongoing management of the company as well as strategic planning for the company's development and future growth. They have an integral role in helping Mr. Termeer chart the future of the company. Cash and equity compensation for members of this group falls within relatively narrow ranges, reflecting the flat management layer directly below the CEO. Due to the way this group operates, the differential between the compensation levels for our named executive officers and the compensation for Mr. Termeer is greater than that seen in the more traditional hierarchical compensation structures employed by many other companies.

        For the named executive officers other than himself, Mr. Termeer discusses with the compensation committee each officer's individual performance and his recommendation for merit increases and target annual cash incentive compensation amounts. Because the named executive officers are responsible for implementing our strategic direction, Mr. Termeer's recommendations focus on sustainable, strategic decision-making capabilities for each individual relative to the company as a whole and each individual's areas of responsibility. Mr. Termeer's recommendations for 2008 included an emphasis on incentive compensation to reflect a pay for performance structure. The committee also reviews a two-year history of cash compensation for each named executive officer. The committee reviews Mr. Termeer's recommendations and makes its cash compensation decisions based on each officer's performance, its assessment of that individual's performance relative to the group and each officer's compensation in light of competitive market information. At its December 2007 meeting, the committee approved base salary increases ranging from 3.7 - 4.3% for 2008 for the named executive officers other than Mr. Termeer.

        A significant portion of executive compensation consists of annual cash incentive awards. The annual cash incentive targets are tied to both corporate performance and performance in individual areas of responsibility. To reflect an emphasis on pay for performance, approximately 79% of the annual cash incentive target for the named executive officers, other than Mr. Termeer, is tied to corporate financial performance. The corporate financial performance component is payable based on the extent to which we achieve the operating income goal set by the board in connection with approving the 2008 annual budget.

        For our named executive officers, equity is used as an incentive to manage the business to realize and maximize long-term shareholder value. In May 2008, to determine the number of options and RSUs to grant to each named executive officer, the committee considered:

  •
  Mr. Termeer's recommendations regarding each named executive officer's performance in 2008 and assessment of the officer's long-term potential at Genzyme;

  •
  proxy data from our peer group;

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  Watson Wyatt's custom survey of long-term incentive practices in the biotechnology industry;

  •
  our expected business position for the next several years; and

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  our equity granting history for the last three years.

The committee approved equity awards of 45,000 stock options and 15,000 RSUs for each of our named executive officers, other than Mr. Termeer. The committee concluded that providing a grant equal to the same number of stock options and restricted stock units as was granted in 2007 would be both appropriate and competitive with our peer group. The committee applied the same formula that was applied to all other employees who were granted stock options and RSUs at the same time, constructing awards that provided for 50% of the grant in stock options and 50% in RSUs, applying a 3:1 ratio such that one RSU was awarded for every three stock options.

        The following table summarizes the components of 2008 compensation decisions approved by the committee as a percentage of total compensation for the named executive officers listed in the "Summary Compensation Table" on page 24 of this proxy statement:

	M. Wyzga	E. Collier	G. Gemayel(1)	S. Smith	P. Wirth
Base salary	17%	18%	51%	16%	23%
Target cash incentive	16%	16%	49%	16%	15%

Total target cash compensation	33%	34%	100%	32%	38%
Value of equity awards(2)	67%	66%	N/A	68%	63%

Total compensation(3)	100%	100%	100%	100%	100%

(1)
Dr. Gemayel resigned from the company effective June 1, 2008 and did not receive an equity award in 2008.

(2)
Based on grant date fair value, discussed on pages 24-25 of this proxy statement.

(3)
Represents total target compensation for 2008 only. Actual cash incentives paid in 2009 for 2008 performance are disclosed in the Summary Compensation Table on page 24. Does not reflect other amounts included in the Summary Compensation Table, such as expense of equity awards vesting in 2008 that were granted in 2008 and in prior years or any other compensation.

        Without sustained growth and positive stock price performance, our executives carry the risk that they will not be able to realize significant gains from all of their equity-based awards. Our long-term incentive program, by design, provides a link to shareholder interests and to the company's long-term performance. The compensation committee does not consider realized gains from prior stock option or RSU awards in its compensation decisions, for either cash or equity, as such awards recognize past achievement. While we encourage share ownership through this program, we do not have a formal share ownership policy. Historically, on average, our named executive officers wait more than six years before exercising stock options. In addition, we do not have a specific policy regarding hedging the economic risk of share ownership, but advise our executive officers about the potential for violations under the short-sale rules of the Exchange Act.

        Executive Employment Agreements.    Messrs. Termeer and Wirth each have an initial three-year employment agreement that automatically extends by one year each December 31st, unless written notice of non-renewal is given. These agreements were amended and restated effective December 31, 2008 to (1) comply with, or ensure exemption from, Section 409A of the Code, (2) align the change in control definition with the definition used in the severance agreements for our other executive officers, and (3) reflect current Genzyme compensation and benefits practices. Each agreement provides that the board, or a duly appointed committee of the board, shall set salary annually, and that such base salary shall not be lower than the base salary for the preceding calendar year. Both agreements provide:

  •
  certain life and disability insurance benefits;

  •
  eligibility to participate in the company's annual cash incentive plan;

  •
  eligibility to participate in the company's equity incentive plans;

  •
  certain payments and benefits for termination without cause, with or without a change in control event, or termination by the executive for good reason following a change in control;

  •
  accelerated vesting of equity awards in the event of termination without a change in control event without cause or due to death or disability; and

  •
  confidentiality, non-competition and ownership of inventions provisions.

        Executive Severance Agreements.    The committee believes that it is in the best interests of the company and its shareholders to ensure the continued dedication of our named executive officers, should the company be in the situation of facing a change in control. Such a situation would require our named executive officers to remain highly focused and attentive to managing the operations of the company. The financial security provided by severance benefits can mitigate the inevitable distractions created by the personal uncertainties and risks created by a pending or threatened change in control.

        Other than Messrs. Termeer and Wirth, whose severance arrangements are included in their employment agreements and described above, we have severance agreements with all of our named executive officers. These agreements have an initial one-year term and renew automatically each December 31st for an additional one-year period, unless written notice of non-renewal is given. Under these agreements, payments will be made upon the involuntary termination of the named executive officer's employment by us without cause or by the named executive officer for good reason following a change in control.

        For a more complete description and quantification of benefits payable to our named executive officers upon and following termination of employment see "Potential Payments Upon Termination or Change in Control" on pages 33-37.

        None of the agreements provide for tax gross-up payments, which allows us to avoid the often significant costs that could be involved in gross-up payments related to change in control. None of Mr. Termeer's, Mr. Wirth's, or any named executive officer's agreements contain any clawback provisions.

        Executive separation arrangement.    Dr. Georges Gemayel, Executive Vice President responsible for our Renal, Therapeutics (excluding our lysosomal storage disorders business unit), Transplant and Biosurgery business units, left the company effective June 1, 2008. Under a separation agreement with Dr. Gemayel, he received a lump sum payment of $748,000 which was an amount equal to 12 month's salary and 50% of his 2008 cash incentive target, and payment for his accrued unused vacation pay. He also received accelerated vesting of options due to vest in May 2009 and an extension of the period of time to exercise his vested options to May 31, 2009. In addition, he received accelerated vesting of two-thirds of unvested RSUs awarded to him in May 2007.

        Tax law limits on executive compensation.    Section 162(m) of the Code generally does not permit Genzyme a federal income tax deduction for taxable year compensation in excess of $1,000,000 paid to each of our chief executive officer and our three highest paid executive officers other than the chief executive officer and the chief financial officer. Certain performance-based compensation that is awarded under a plan, the material terms of which have been approved by shareholders is exempt from the deduction limit. Although the 2008 salary and annual cash incentive awards paid to our named executive officers do not qualify for the performance-based compensation exemption, our shareholders have approved the 2001 and 2004 Equity Incentive Plans, which are designed to allow us to deduct the compensation expense related to awards granted to our named executive officers under those plans. We have in the past and may in the future award compensation that is not fully deductible under Section 162(m) when we view such compensation as consistent with our compensation policies and in the best interests of the company and its shareholders.

        This compensation discussion and analysis is intended to provide an overview and analysis of the policies and decisions made for executive compensation. We believe that the decisions of the compensation committee and the company follow a deliberate and thoughtful process and are aligned with both the short- and long-term objectives of the corporation and its shareholders. The following tables and disclosures are intended to support and augment this discussion.

 SUMMARY COMPENSATION TABLE
for the year ended December 31, 2008

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(3)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Henri A. Termeer	2008	1,578,514	2,325,152	7,791,889	1,962,725	115,502	13,773,782
Chief Executive Officer(6)	2007	1,503,620	839,784	10,040,452	2,142,000	105,773	14,631,629
	2006	1,431,938	—	19,166,150	1,725,500	125,330	22,448,918
Michael S. Wyzga	2008	509,538	520,559	1,486,258	489,500	13,347	3,019,202
Executive Vice President;	2007	489,577	188,011	1,660,709	560,000	11,230	2,909,527
Chief Financial Officer	2006	467,654	—	1,940,886	433,125	11,000	2,852,665
Earl M. Collier, Jr.	2008	557,515	520,559	1,554,233	489,500	13,800	3,135,607
Executive Vice President	2007	536,577	188,011	3,333,115	555,000	11,250	4,623,953
	2006	514,615	—	2,068,913	433,125	11,000	3,027,653
Georges Gemayel	2008	224,277	437,454	1,523,318	—	798,291	2,983,340
Executive Vice President(7)	2007	489,577	188,011	1,861,918	555,000	11,250	3,105,756
	2006	467,654	—	1,986,398	438,125	11,000	2,903,177
Sandford D. Smith	2008	489,538	520,559	1,390,349	489,500	13,800	2,903,746
Executive Vice President	2007	469,654	188,011	2,979,219	555,000	11,250	4,203,134
	2006	451,674	—	1,526,355	389,583	—	2,367,612
Peter Wirth	2008	734,331	520,559	1,486,258	489,500	15,711	3,246,359
Executive Vice President(8)	2007	705,423	188,011	1,660,709	560,000	13,161	3,127,304
	2006	675,500	—	2,070,880	433,125	12,913	3,192,418

(1)
Amounts represent the FAS 123R compensation expense, excluding an estimate of forfeitures related to service-based vesting conditions, recognized in our financial statements with respect to RSUs granted in 2008 and 2007. Compensation expense for RSUs is based on the grant date fair market value of the award and is recognized over the service period, which generally represents the vesting period. The RSUs granted on May 22, 2008 had a grant date fair market value of $68.48 per share. The RSUs granted on May 24, 2007 had a grant date fair market value of $62.16 per share.

(2)
Amounts represent the FAS 123R compensation expense, excluding an estimate of forfeitures related to service-based vesting conditions, recognized in our financial statements with respect to the vested portion of stock options granted in 2008, 2007 and 2006 plus vesting that occurred in 2008, 2007 and 2006 for options granted in previous years. In addition, FAS 123R requires us to fully expense stock options when there is no risk of forfeiture of the award. Messrs. Termeer, Collier and Smith have each reached a company retirement eligibility threshold for option awards which provides for acceleration of vesting for stock options at termination of employment other than for cause. Although option grants to Messrs. Termeer, Collier and Smith vest over four years and the company does not permit the exercise of unvested options, these grants have been fully expensed in 2008, 2007 and 2006 for Mr. Termeer and in 2008 and 2007 for Messrs. Collier and Smith. Options awarded prior to 2006 were granted prior to our adoption of FAS 123R and, therefore, will continue to be expensed over the requisite nominal vesting period.

  The option awards expense was determined using the Black-Scholes option valuation model, which estimates the value of an equity award using subjective assumptions which can vary over time. Valuation information for the 2008 option awards can be found below in the "Grants of Plan-Based Awards" table on page 29. For a more complete discussion of FAS 123R and the relevant assumptions we use to calculate the grant date fair value of option awards for 2008, 2007 and 2006, see the section "Accounting for Stock-Based Compensation" in "Note A. Summary of Significant Accounting Policies" and "Note M. Stockholders' Equity" of the "Notes To Consolidated Financial Statements" in our 2008 Annual Report on Form 10-K.

  For a discussion of the relevant FAS 123 assumptions we used to calculate the grant date fair value of option awards granted from 1997 through 2005, which had vesting in 2008, 2007 and 2006, see the section "Accounting for Stock-Based Compensation" in "Note A. Summary of Significant Accounting Policies" and "Note K. Stockholders' Equity" of the "Notes To Consolidated Financial Statements" in our 1997 Annual Report on Form 10-K and "Accounting for Stock-Based Compensation" in "Note A. Summary of Significant Accounting Policies" and "Note N. Stockholders' Equity" of the "Notes To Consolidated Financial Statements" in our 2002 and 2005 Annual Reports on Form 10-K.

(3)
Option award amounts include the following expense for options vested or expensed in 2008:

Grant Date	H. Termeer Expense ($)	M. Wyzga Expense ($)	E. Collier Expense ($)	G. Gemayel Expense ($)	S. Smith Expense ($)	P. Wirth Expense ($)
5/31/01	5,693	—	—	—	—	—
5/27/04	805,729	141,878	141,878	141,878	99,840	141,878
5/26/05	2,526,067	410,115	410,115	463,899	288,269	410,115
5/25/06	—	402,190	—	577,915	—	402,190
5/24/07	—	209,162	—	339,626	—	209,162
5/22/08	4,454,400	322,913	1,002,240	—	1,002,240	322,913

Total	7,791,889	1,486,258	1,554,233	1,523,318	1,390,349	1,486,258

  Option award amounts include the following expense for options vested or expensed in 2007:

Grant Date	H. Termeer Expense ($)	M. Wyzga Expense ($)	E. Collier Expense ($)	G. Gemayel Expense ($)	S. Smith Expense ($)	P. Wirth Expense ($)
5/25/00	3,876	—	—	—	—	—
5/31/01	13,670	—	—	—	—	—
5/29/03	875,454	165,875	165,875	—	82,938	165,875
8/18/03	—	—	—	367,085	—	—
5/27/04	1,989,293	350,289	350,289	350,288	246,500	350,289
5/26/05	2,517,799	408,772	408,772	408,772	287,325	408,772
5/25/06	—	400,868	1,364,098	400,868	1,318,375	400,868
5/24/07	4,640,360	334,905	1,044,081	334,905	1,044,081	334,905

Total	10,040,452	1,660,709	3,333,115	1,861,918	2,979,219	1,660,709

  In 2007, each of Messrs. Collier and Smith reached a retirement eligibility threshold which provides for acceleration of vesting of stock options at termination of employment other than for cause. Mr. Termeer reached this threshold in 2006. Amounts above represent the full FAS 123R expense for options granted in 2006 which do not fully vest until 2010 and in 2007 which do not fully vest until 2011.

  Option award amounts include the following expense for options vested or expensed in 2006:

Grant Date	H. Termeer Expense ($)	M. Wyzga Expense ($)	E. Collier Expense ($)	G. Gemayel Expense ($)	S. Smith Expense ($)	P. Wirth Expense ($)
1/30/97	—	—	75	—	—	—
5/25/00	9,757	—	—	—	—	—
5/31/01	13,670	—	—	—	—	—
5/30/02	845,157	130,697	258,649	—	99,216	260,691
5/29/03	2,144,568	406,339	406,339	—	203,170	406,339
8/18/03	—	—	—	582,548	—	—
5/27/04	1,992,545	350,861	350,861	350,861	246,902	350,861
5/26/05	2,521,933	409,443	409,443	409,443	287,797	409,443
5/25/06	11,638,520	643,546	643,546	643,546	689,270	643,546

Total	19,166,150	1,940,886	2,068,913	1,986,398	1,526,355	2,070,880

  In 2006, Mr. Termeer reached a retirement eligibility threshold which provides for acceleration of vesting of stock options at termination of employment other than for cause. Amounts above represent the full FAS 123R expense for options awarded in 2006, even though the options do not fully vest until 2010.

  In addition to any expense for options that may be granted in future years, we will incur the following expense for options granted in prior years to the named executive officers as they vest:

Year	H. Termeer Expense ($)	M. Wyzga Expense ($)	E. Collier Expense ($)	S. Smith Expense ($)	P. Wirth Expense ($)
2009	1,008,773	974,570	163,777	115,119	974,570
2010	—	568,776	—	—	929,588
2011	—	282,496	—	—	—
2012	—	78,317	—	—	—

  In addition to any expense for RSUs that may be granted in future years, we will recognize expense over the vesting period for RSUs granted in 2008 and 2007 to the named executive officers as follows:

Year	H. Termeer Expense ($)	M. Wyzga Expense ($)	E. Collier Expense ($)	S. Smith Expense ($)	P. Wirth Expense ($)
2009	2,916,337	652,916	652,916	652,916	652,916
2010	2,076,595	464,905	464,905	464,905	464,905
2011	595,012	133,208	133,208	133,208	133,208
(4)
In February 2009, the compensation committee evaluated the achievement of the 2008 annual cash incentive targets. For 2008, the company exceeded the operating income goal established in the 2008 budget by 1% and, in accordance with the corporate financial performance formula, the committee awarded the corporate component of the annual cash incentive at 102.5% of target for all of the named executive officers. In addition, Mr. Termeer made recommendations to the committee for the individual performance component of each named executive officer's annual incentive based on his evaluation of each officer's performance for the year. Mr. Termeer discussed the company's 2008 performance and each executive's contribution in attaining strong financial results, continued product growth, and a continued development of a strong product pipeline. The committee reviewed and discussed the following recommendations and specific comments from Mr. Termeer related to each of the named executive officers:

  •
  Mr. Wyzga: Mr. Termeer noted Mr. Wyzga's strong leadership in managing the financial operations of the company, his strong management of the treasury function, and his leadership for a number of significant IT projects.

    •
    Mr. Collier: Mr. Termeer discussed Mr. Collier's value and contribution to the company's strategic direction, his role in the successful integration of Bioenvision, Inc. and his contribution to the outstanding growth and performance of our genetics division.

    •
    Mr. Smith: Mr. Termeer noted the impressive manner in which Mr. Smith provides leadership and continued growth and expansion of the commercial businesses around the world in a dynamic and complex environment from both a product and geographical perspective. Mr. Termeer also highlighted Mr. Smith's unique management style which has allowed him to expand his organization while adapting to local needs.

    •
    Mr. Wirth: Mr. Termeer noted Mr. Wirth's invaluable role as leader and strategic thought partner, his significant contribution in the structure and execution of all M&A and board transactions, and his excellent guidance of all legal issues.

  Following their review and assessment of each officer's performance, the committee awarded the individual performance component to the named executive officers other than Mr. Termeer at 100% of target. Aggregate total bonuses for the named executive officers, other than Mr. Termeer, totaled 102% of target.

  Mr. Termeer's individual performance target for 2008 was set at 40% of his total cash incentive, or $758,520. The compensation committee awarded Mr. Termeer 105% of his individual cash incentive for a total payment of $796,500. The committee considered the following accomplishments which led to an operationally and strategically strong year in determining the individual portion of Mr. Termeer's 2008 annual cash incentive payment:

          Financial Performance.

    •
    Strong financial performance in 2008, with revenues increasing approximately 20% over 2007 and strong cash flow in a time when the importance of cash has increased.

          Acquisitions/Product Growth.

    •
    The approval of Mozobil in the United States and continued progress of multiple products in clinical trials;

    •
    Entry into a collaboration with Isis Pharmaceuticals, Inc. under which we acquired the exclusive, worldwide rights to develop mipomersen, responding to the unmet medical need for severe hypercholesterolemia;

    •
    Management of the integration of prior transactions such as the acquisition of Bioenvision;

    •
    Entry into a collaboration with PTC Therapeutics, Inc. under which we acquired rights to commercialize outside of the U.S. and Canada ataluren (formerly PTC124), a potential treatment for Duchenne muscular dystrophy and cystic fibrosis;

    •
    Entry into a collaboration with Osiris Therapeutics, Inc. under which we acquired rights to commercialize outside of the U.S. and Canada Prochymal and Chondrogen, late-stage adult stem cell treatments with potential to treat a wide range of diseases such as graft vs. host disease, Crohn's disease, type 1 diabetes, acute myocardial infarction, and osteoarthritis of the knee; and

    •
    Management of issues associated with approval of Myozyme (aglucosidase alfa) produced at the 4000 liter scale in Europe and approval of Lumizyme (aglucosidase alfa) produced at the 2000 liter scale in the U.S.

          Operational Management.

    •
    Reorganized key commercial businesses, which we believe will help strengthen the long-term sustainability of the company;

    •
    Expanded the scope and responsibilities of the internal management committee responsible for prioritizing R&D initiatives; and

    •
    Recognition of the company by Science Magazine as the third best science organization in the world in which to work.

          Facilities

    •
    Maintained a continued focus on building and strengthening the development of our global infrastructure with a special focus on environmentally responsible facilities.

(5)
All other compensation above includes company contributions made under our retirement savings plan, a 401(k) plan.

(6)
All other compensation for Mr. Termeer for 2008, 2007 and 2006 includes insurance premiums totaling $28,103 in each year that we paid for life and disability insurance benefits. In addition, for security purposes we provide a driver to Mr. Termeer for commuting to and from work and work-related events. The cost to the company of providing this benefit to Mr. Termeer was $73,599 for 2008, $66,420 for 2007 and $60,845 for 2006. This cost is based on the driver's salary plus vehicle expenses, including gas, mileage, and vehicle lease expense. Mr. Termeer also received a grossed-up taxable benefit of $25,382 in 2006 for personal use of the corporate aircraft.

(7)
Dr. Gemayel left the company effective June 1, 2008. For a description of payments made to Dr. Gemayel under his separation agreement see "Executive separation arrangement" on page 35.

(8)
For Mr. Wirth, all other compensation includes insurance premiums of $1,911 for 2008 and 2007 and $1,913 for 2006 that we paid for life insurance benefits.

        Our policy on the use of corporate aircraft.    We pay for travel on private and commercial aircraft for our executives, but only if such travel is directly related to the performance by the executive of his or her job. We lease an aircraft for business travel and pay for the service based on the route traveled regardless of the passenger load. Employees authorized to use the aircraft for business travel are allowed to bring family members or guests along on the trip provided they have the prior approval of the chief executive officer and the chief financial officer. When an employee brings a family member or guest along on a business trip and does not reimburse the company for such costs, then the employee is considered to have received a benefit equal to the value of the trip. We use the equivalent cost of first class airfare method to calculate the value of this benefit. The value of the trip is determined by data on an equivalent first class trip as quoted by our independent travel agency.

        In certain circumstances we consider the presence of spouses at business functions integral to the success of a business trip. A significant portion of our economic growth includes expansion into emerging markets, such as China and Southeast Asia. This expansion activity often includes ceremonial meetings with dignitaries of local governments. Spouses of our representatives are expected to attend these ceremonial meetings by the local dignitaries. Generally, the success of the meetings and the benefit to Genzyme is deemed to be substantial and therefore the cost of the spouse's flight is considered a normal business expense and no taxable fringe benefit is created. For similar reasons, we view the spouse's flight as integrally and directly related to the performance of the executive's duties and, consequently, do not consider the cost to represent a perquisite.

        The specific facts and circumstances of each trip that includes spousal travelers are reviewed by us and may require the value of the spousal travel to be declared income to the employee for financial and/or tax reporting. When appropriate, the value of the travel will be reported as income to the employee and will be grossed up to pay the taxes due for this additional income.

 GRANTS OF PLAN-BASED AWARDS
for the year ended December 31, 2008

						All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($/Sh)
	Approval Date	Grant Date
Name			Threshhold ($)	Target ($)	Maximum ($)
Henri A. Termeer		N/A	—	1,896,300	2,465,190
	5/21/08	5/22/08				67,000			4,588,160
	5/21/08	5/22/08					200,000	$68.48	4,454,400
Michael S. Wyzga		N/A	—	480,000	670,000
	5/21/08	5/22/08				15,000			1,027,200
	5/21/08	5/22/08					45,000	$68.48	1,002,240
Georges Gemayel		N/A	—	480,000	670,000	—	—	N/A	N/A
Earl M. Collier, Jr.		N/A	—	480,000	670,000
	5/21/08	5/22/08				15,000			1,027,200
	5/21/08	5/22/08					45,000	$68.48	1,002,240
Sandford D. Smith		N/A	—	480,000	670,000
	5/21/08	5/22/08				15,000			1,027,200
	5/21/08	5/22/08					45,000	$68.48	1,002,240
Peter Wirth		N/A	—	480,000	670,000
	5/21/08	5/22/08				15,000			1,027,200
	5/21/08	5/22/08					45,000	$68.48	1,002,240

(1)
Represents target payout under our annual cash incentive plan for 2008. Actual amounts paid in February 2009 are included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table on page 24. The maximum amounts assume a payout of 150% of the corporate component of the named executive officer's annual cash incentive. The annual cash incentive program is described in the "Compensation Discussion and Analysis" on page 15.

        On May 22, 2008, stock options and RSUs were granted to the named executive officers, at the same time that stock options and RSUs were granted to all qualified, eligible employees of the company. Stock option awards to Messrs. Collier, Smith and Wyzga were made under the 2001 Equity Incentive Plan. All other awards were made under the 2004 Equity Incentive Plan. The awards were approved by our compensation committee at a meeting held on May 21, 2008. The stock options have an exercise price of $68.48 per share, which was the closing price of our stock on May 22, 2008, the date of grant. The options have a ten-year term and vest 20% on the date of grant with an additional 20% vesting annually over the next four years on the anniversary of the date of grant. For Messrs. Wyzga and Wirth, RSUs vest 100% on the third anniversary of the date of grant. RSUs for Messrs. Termeer, Collier and Smith, who have reached a retirement eligibility threshold, vest in one-third increments on each of the next three anniversaries of the date of grant.

        The grant date fair value of the stock options granted in 2008 was $22.27 per share, computed in accordance with FAS 123R and based on the Black-Scholes option pricing model. The grant date fair value of the RSUs granted in 2008 was $68.48 per share, which was the closing price of our stock on the date of grant. We incorporate our discussion of the relevant assumptions we use to calculate the grant date fair value of equity awards into this section by reference from the section "Accounting for Stock-Based Compensation" in "Note A. Summary of Significant Accounting Policies" and "Note M. Stockholders' Equity" of the "Notes To Consolidated Financial Statements" in our 2008 Annual Report on Form 10-K.

        The stock option awards for the named executive officers include vesting acceleration in the event of termination as a result of disability or death, or upon a change in control of the company. The RSU awards for Messrs. Termeer and Wirth include vesting acceleration in the event of termination as a result of disability or death, or upon a change in control of the company. The 2008 RSU awards for the other named executive officers, however, include vesting acceleration in the event of termination as a result of death or upon a change in control of the company, but not for disability. For stock option awards, in the event of termination as a result of disability or death, the named executive officers, or their beneficiaries, will have one year to exercise vested options unless the options otherwise would expire under their stated terms.

        In addition, if the named executive officer reaches the age of 60 and has completed five years of service with the company, at termination of employment for any reason other than cause, vesting of stock options will be accelerated and the executive officer will have three years to exercise the options unless they otherwise would expire under their stated terms. This retirement eligibility provision does not apply to options granted before December 1, 2003. The named executive officers do not have any acceleration of vesting provision relating to retirement eligibility for RSU awards. Nonstatutory options for the named executive officers are transferable to defined family members.

        If a named executive officer leaves his employment with us for any reason other than death, disability, retirement (as described above) or following a change in control, he may exercise vested options for a period of 90 days from the date of termination. If terminated for cause, he may exercise vested options for a period of 90 days from the date of termination. Unvested options will be cancelled as of the date of termination. Stock options and RSUs for Messrs. Termeer and Wirth will also automatically vest if either one's employment is terminated by the company without cause prior to a change in control.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
for the year ended December 31, 2008

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(3)	Market Value of Shares or Units of Stock That Have Not Vested($)(4)
Henri A. Termeer	1,224		467.56	1/25/2009	134,000	8,893,580
	4,148		95.76	1/25/2009
	4,719		223.18	8/26/2009
	400,000		26.50	5/25/2010
	8,421		226.83	5/25/2010
	500,000		53.47	5/31/2011
	12,362		126.59	5/31/2011
	5,614		274.31	5/31/2011
	600,000		32.52	5/30/2012
	6,181		85.74	5/30/2012
	7,017		41.50	5/30/2012
	475,000		46.24	5/29/2013
	460,000		43.90	5/27/2014
	340,000	85,000	62.98	5/26/2015
	240,000	160,000	58.50	5/25/2016
	80,000	120,000	62.16	5/24/2017
	40,000	160,000	68.48	5/22/2018

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(3)	Market Value of Shares or Units of Stock That Have Not Vested($)(4)
Michael S. Wyzga	488		95.76	1/25/2009	30,000	1,991,100
	144		467.56	1/25/2009
	287		223.18	8/26/2009
	343		226.75	5/25/2010
	592		135.25	2/9/2011
	505		274.31	5/31/2011
	791		126.59	5/31/2011
	954		85.74	5/30/2012
	90,000		46.24	5/29/2013
	81,000		43.90	5/27/2014
	55,200	13,800	62.98	5/26/2015
	41,400	27,600	58.50	5/25/2016
	18,000	27,000	62.16	5/24/2017
	9,000	36,000	68.48	5/22/2018

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(3)	Market Value of Shares or Units of Stock That Have Not Vested($)(4)
Earl M. Collier, Jr.	1,640		95.76	1/25/2009	30,000	1,991,100
	484		467.56	1/25/2009
	4,719		223.18	8/26/2009
	4,373		26.50	5/25/2010
	479		226.75	5/25/2010
	4,945		135.25	2/9/2011
	21,000		53.47	5/31/2011
	505		274.31	5/31/2011
	3,115		126.59	5/31/2011
	651		41.50	5/30/2012
	3,708		85.74	5/30/2012
	36,820		32.52	5/30/2012
	55,200	13,800	62.98	5/26/2015
	41,400	27,600	58.50	5/25/2016
	18,000	27,000	62.16	5/24/2017
	9,000	36,000	68.48	5/22/2018

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(3)	Market Value of Shares or Units of Stock That Have Not Vested($)(4)
Sandford D. Smith	683		95.76	1/25/2009	30,000	1,991,100
	201		467.56	1/25/2009
	287		223.18	8/26/2009
	407		226.75	5/25/2010
	14,700		53.47	5/31/2010
	351		135.25	2/9/2011
	308		274.31	5/31/2011
	370		126.59	5/31/2011
	241		41.50	5/30/2012
	791		85.74	5/30/2012
	9,000		46.24	5/29/2013
	22,800		43.90	5/27/2014
	38,800	9,700	62.98	5/26/2015
	41,400	27,600	58.50	5/25/2016
	18,000	27,000	62.16	5/24/2017
	9,000	36,000	68.46	5/22/2018

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(3)	Market Value of Shares or Units of Stock That Have Not Vested($)(4)
Peter Wirth	232,180		29.44	1/25/2009	30,000	1,991,100
	2,067		95.76	1/25/2009
	610		467.56	1/25/2009
	287		223.18	8/26/2009
	48,216		26.50	5/25/2010
	1,208		226.75	5/25/2010
	520		135.25	2/9/2011
	1,571		274.31	5/31/2011
	642		126.59	5/31/2011
	62,000		53.47	5/31/2011
	2,245		41.50	5/30/2012
	185,300		32.52	5/30/2012
	1,468		85.74	5/30/2012
	90,000		46.24	5/29/2013
	81,000		43.90	5/27/2014
	55,200	13,800	62.98	2/26/2015
	41,400	27,600	58.50	5/25/2016
	18,000	27,000	62.16	5/24/2017
	9,000	36,000	68.48	5/22/2018

(1)
Includes stock options originally granted in our Biosurgery and Molecular Oncology tracking stocks which were converted into stock options for Genzyme Stock on June 30, 2003. A total of 88,293 of these converted options are exercisable with exercise prices from $41.50 to $467.56.

(2)
Stock options vest 20% on the date of grant and 20% per year over four years on the anniversary of the date of grant. The grant date of the stock options is ten years prior to the option expiration date.

(3)
The following table provides information with respect to the vesting of each outstanding RSU held by the named executive officers as of December 31, 2008:

RSU Vesting Date	H. Termeer	M. Wyzga	E. Collier	S. Smith	P. Wirth
May 22, 2009	22,333		5,000	5,000
May 22, 2010	67,000	15,000	15,000	15,000	15,000
May 24, 2010	22,333		5,000	5,000
May 22, 2011	22,334	15,000	5,000	5,000	15,000

Totals	134,000	30,000	30,000	30,000	30,000
(4)
The market value of RSUs is based on a price of $66.37, which was the closing price of our stock on December 31, 2008.

OPTION EXERCISES AND STOCK VESTED
for the year ended December 31, 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Henri A. Termeer	0	0	0	0
Michael S. Wyzga	29,390	1,364,557	0	0
Earl M. Collier, Jr.	106,200	3,542,220	0	0
Georges Gemayel	253,192	5,381,032	10,000	676,600
Sandford D. Smith	25,000	711,421	0	0
Peter Wirth	0	0	0	0

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        Due to factors such as the timing during the year of an event, the company's stock price and the executive's age, any of which can affect the nature and amount of benefits provided upon the events discussed below, actual amounts paid or distributed may vary.

        Termination outside of a change in control.    The employment agreements for Messrs. Termeer and Wirth provide for the following payments upon termination by us without cause prior to a change in control:

  •
  a lump sum payment of two times the sum of the annual salary and annual cash incentive;

  •
  continued health, life and disability insurance and other benefits for two years from the date of termination, except to the extent comparable benefits are provided by a new employer; and

  •
  full vesting of all non-performance based rights, options or awards under our equity incentive plans.

Assuming the employment of Messrs. Termeer and Wirth had been terminated by us without cause prior to a change in control on December 31, 2008, they would have been entitled to the following payments:

	Lump Sum Base + Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($)(1)	Total(2)
Henri A. Termeer	7,444,500	176,140	10,946,130	18,566,770
Peter Wirth	2,590,000	54,910	2,368,764	5,013,674

(1)
Assumes a stock price of $66.37, which was the closing price of our stock on December 31, 2008, the last trading day of the year.

(2)
Cash payment amounts are based on the following components:

•
base pay using salary as of December 31, 2008 times the multiplier;

•
annual cash incentive, calculated by taking the higher of (a) the last cash incentive paid, or (b) the average of the last two cash incentives paid, times the multiplier;

•
health benefits, based on COBRA rates as of January 1, 2009;

•
life and disability insurance premiums, based on current formula calculations; and

•
accrued vacation balances as of December 31, 2008.

        Termination due to death or disability.    Under the employment agreements with Messrs. Termeer and Wirth, in the event that their employment is terminated due to death or disability, we will pay all amounts earned, as of the date of termination, under any compensation or benefit plan of the company at the time such payments are due. In addition, under the terms and conditions of all of the named executive officers' equity awards under our equity incentive plans, all non-performance based rights, options or awards would be fully vested and the named executive officers would have one year from the date of termination to exercise the options unless the options otherwise would expire under their stated terms. Assuming the employment of the named executive officers had been terminated due to death or disability on December 31, 2008, they would have been entitled to the following payments:

	Value of Accelerated Equity Awards Due to Death ($)(1)	Value of Accelerated Equity Awards Due to Disability ($)(1)(2)
Henri A. Termeer	10,946,130	10,946,130
Michael S. Wyzga	2,368,764	1,373,214
Earl M. Collier, Jr.	2,368,764	1,373,214
Sandford D. Smith	2,354,865	1,359,315
Peter Wirth	2,368,764	2,368,764

    (1)
    Assumes a stock price of $66.37, which was the closing price of our stock on December 31, 2008, the last trading day of the year.

    (2)
    RSU awards granted to Messrs. Wyzga, Collier and Smith in 2008 do not provide for vesting as a result of disability.

        Termination with retirement eligibility.    Under the terms and conditions of the named executive officers' equity awards under our equity incentive plans, if their employment terminates for any reason other than for cause after they have reached retirement eligibility (defined as age 60 plus completion of at least five years of service), they will receive full vesting of their outstanding non-performance based stock options and will have three years from the date of termination to exercise the options unless the options would otherwise expire under their stated terms. None of our named executive officers receive any accelerated vesting for RSUs. Messrs. Termeer, Collier and Smith have met the retirement eligibility definition, and assuming these executive officers had terminated their employment on December 31, 2008 other than for cause, they would have been entitled to accelerated vesting of stock options with the following value:

Value of Accelerated Stock Options ($)(1)
Henri A. Termeer	2,052,550
Earl M. Collier, Jr.	377,664
Sandford D. Smith	363,765

    (1)
    Assumes a stock price of $66.37, which was the closing price of our stock on December 31, 2008, the last trading day of the year.

        Executive separation arrangement.    Dr. Georges Gemayel left the company effective June 1, 2008. Under a separation agreement with Dr. Gemayel, he received:

  •
  a lump sum payment of 12 month's salary;

  •
  50% of his 2008 cash incentive target;

  •
  accelerated vesting of 36,300 options due to vest in May 2009 and an extension of the period of time to exercise his vested options to May 31, 2009; and

  •
  accelerated vesting of two-thirds of unvested RSUs awarded to him in May 2007, totaling 10,000 shares.

The total value of Dr. Gemayel's separation arrangement was:

Salary + Bonus ($)	Value of Accelerated Equity Awards ($)(1)	Total ($)
748,000	946,372	1,694,372

    (1)
    Value of stock options is based on a stock price of $68.46, which was the closing price of our stock on May 30, 2008. The value of RSUs is based on a stock price of $67.66, the closing price of our stock on June 2, 2008 which was the date of release of the shares.

        Termination following a change in control.    Under the employment agreements with Messrs. Termeer and Wirth, upon termination following a change in control of the company, by us other than for cause or as a result of death or disability or by Mr. Termeer or Mr. Wirth for good reason, we must:

  •
  make a lump sum severance payment of three times the sum of the annual salary and annual cash incentive;

  •
  continue life, disability, accident and health insurance coverage for three years, except to the extent comparable benefits are provided by a new employer; and

  •
  in certain circumstances, pay legal costs and relocation expenses associated with the termination.

        Under the severance agreements with Messrs. Collier, Smith and Wyzga, upon termination of employment following a change in control of the company, by us without cause or by the named executive officer for good reason, we must:

  •
  make a lump sum severance payment of two times the sum of the annual salary and annual cash incentive;

  •
  continue life, disability, accident and health insurance coverage for two years following the date of termination, except to the extent comparable benefits are provided by a new employer;

  •
  provide outplacement services; and

  •
  in certain circumstances, pay legal costs and relocation expenses associated with such termination.

        In addition, under the terms and conditions of the named executive officers' equity awards under our equity incentive plans, upon a change in control they will receive full vesting of their outstanding stock options and RSUs.

        Under the named executive officer's employment or severance agreements, as applicable, the amounts payable upon a change in control would be reduced to the extent necessary to prevent payments to each named executive officer from exceeding the limit of Section 4999 of the Code applicable to "excess parachute payments" as defined in Section 280G of the Code. Assuming the employment of our named executive officers had been terminated following a change in control of the company by us without cause or by the named executive officer for good reason on December 31, 2008, with no such reduction, they would have been entitled to the following payments:

	Lump Sum Base+Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($)(1)	Total(2)
Henri A. Termeer	11,166,750	432,205	10,946,130	22,545,085
Michael S. Wyzga	2,140,000	312,716	2,368,764	4,821,480
Earl M. Collier, Jr.	2,226,000	312,821	2,368,764	4,907,585
Sandford D. Smith	2,090,000	306,817	2,354,865	4,751,682
Peter Wirth	3,885,000	267,250	2,368,764	6,521,014

    (1)
    Assumes a stock price of $66.37, which was the closing price of our stock on December 31, 2008, the last trading day of the year.

    (2)
    Cash payment amounts are based on the following components:

    •
    base pay using salary as of December 31, 2008 times the applicable multiplier;

    •
    annual cash incentive, calculated by taking the higher of (a) the last cash incentive paid, or (b) the average of the last two cash incentives paid, times the applicable multiplier;

    •
    health benefits, based on COBRA rates as of January 1, 2009;

    •
    life, accident and disability insurance premiums, based on current formula calculations;

    •
    accrued vacation balances as of January 1, 2009;

    •
    outplacement services, using the maximum provided for in the agreements;

    •
    relocation services, based on most recent costs paid by us for executive relocation; and

    •
    legal fees, based on an estimate of average attorney rates and hours of estimated services needed.

Under the employment agreements with Messrs. Termeer and Wirth, and the severance agreements with Messrs. Wyzga, Collier and Smith, a "change in control" would be deemed to have occurred if:

          (A)  any person, other than Genzyme or our affiliate, becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities;

          (B)  during any period of 24 consecutive months, the individuals who at the beginning of such period constituted our board of directors or any individuals who would be continuing directors cease for any reason to constitute a majority of our board of directors;

          (C)  there is consummated a merger, share exchange or consolidation with any other company or the sale of all or substantially all of our assets (each a business combination), other than (i) a business combination that would result in the Genzyme shareholders prior to the business combination continuing to hold a majority of the voting power of the surviving entity or (ii) a business combination effected to implement a recapitalization of the company where no person becomes the beneficial owner of 50% or more of the voting power of our then outstanding securities; or

          (D)  our shareholders approve a plan of complete liquidation of the company.

EQUITY PLANS

        The following table provides information about shares of our stock that may be issued under our 2001 Equity Incentive Plan, 2004 Equity Incentive Plan, 2007 Director Equity Plan, Directors' Deferred Compensation Plan and 1999 Employee Stock Purchase Plan, as of December 31, 2008:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	34,849,963	(1)	$50.64	7,397,221	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	34,849,963		$50.64	7,397,221

(1)
Includes options outstanding assumed in the following acquisitions:

	Acquisition Date	Options Outstanding	Weighted-average exercise price ($)
Ilex	December 2004	63,863	63.54
Focal	June 2001	1,413	310.75
Novazyme	September 2001	1,384	4.09
Biomatrix	December 2000	6,411	505.72
Geltex	December 2000	39,897	13.41

  Also includes 16,215 shares in deferred compensation obligations that may be paid out in shares of our common stock.

(2)
Includes 509,686 shares that may be issued under our 1999 Employee Stock Purchase Plan plus 89,747 shares reserved under our Directors' Deferred Compensation Plan.

 PROPOSAL TO AMEND OUR 2004 EQUITY INCENTIVE PLAN

        The board of directors recommends that you approve the increase of 2,500,000 shares available for issuance under the 2004 Equity Incentive Plan.

General

        The purpose of the 2004 Equity Incentive Plan is to:

  •
  attract, motivate and retain key employees and consultants capable of contributing to the successful performance of the company;

  •
  provide an incentive through stock ownership for participants to achieve long-range performance goals and create value for shareholders; and

  •
  enable employees and consultants to participate in our long-term growth.

The plan provides for the grant of incentive and nonstatutory stock options, restricted stock and restricted stock units (RSUs). The maximum number of shares of our stock available for issuance under the plan is currently 41,388,951 shares. The plan currently limits the number of shares that can be granted as restricted stock or RSUs to 5,450,000 shares. As of March 31, 2009, approximately 11,000 employees were eligible for grants under the plan. The closing price of our stock on March 31, 2009 as reported by NASDAQ was $59.39. The plan will expire on May 27, 2014.

Administration and Eligibility

        Our compensation committee has adopted standards for the grant of awards under the plan to eligible employees and consultants. The committee also periodically reviews the standards to determine if the levels of awards appropriately reflect our growth and the value of our stock. The committee determines the terms and conditions of each award, including:

  •
  who will participate in equity awards;

  •
  the type of equity awards;

  •
  the form of payment of the exercise price, if applicable;

  •
  the number of shares subject to awards;

  •
  when the awards vest, or become exercisable; and

  •
  the terms of exercise or issuance.

        The exercise price of any stock option grant may not be less than 100% of the fair market value of the stock on the date of grant. The term of an option grant may not exceed 10 years. In addition, option grants under the plan may not be re-priced without shareholder approval.

        The standards for granting awards under the plan include a new hire award matrix and a general award matrix. The new hire matrix determines the number of options and RSUs that may be awarded to eligible new employees, other than executive officers, when they are hired. Eligibility for new hire awards is limited and the size of the grants are based on the employee's base compensation at his or her date of hire. The general award matrix is based on an employee's base compensation or job plus an individual performance review rating. In order to qualify for an award under the general award matrix, an employee must have a rating of at least "successfully meets expectations." The senior or executive vice president responsible for a business unit or function approves the performance ratings for each employee in that business unit or function. In addition, individual stock option grants may be awarded during the year under a recognition program where individuals are nominated and vetted through a formal approval process.

Description of Amendment to the Plan

        We believe our compensation programs must be competitive with the programs at our peer companies to attract and retain the talented people who are crucial to our success. We have analyzed the compensation programs of our peer group, and this analysis has shown that equity continues to be a critical component of compensation packages. Our current program recognizes that using a combination of both stock options and RSUs is a responsible and reasonable approach to continuing to use equity as part of our overall compensation philosophy and program.

        Stock options are inherently performance-based because their value is directly tied to the price of our stock over time. Our employees only benefit from stock options when the price of our stock has increased, as do shareholders. Restricted stock units are also directly tied to the price of our stock over time. Although employees will always realize value when vesting restrictions lift, typically after three years, they will only realize that value after a substantial period of service, which encourages them to approach their jobs with a long-term perspective. During that time, employees will be motivated to build value for the company and its shareholders. Value creation, as measured by our stock price, clearly aligns our equity program with shareholder interests.

        We also believe that equity should be distributed responsibly. Our compensation committee limits the total number of equity awards that may be granted in a fiscal year to a stated percentage of shares outstanding. The objective of this philosophy is to manage the potential dilutive impact of the awards granted while continuing to provide awards to substantially all of our employees. We have decreased the total number of awards granted every year since 2004. Total awards granted in 2008 were 56% of the total number of grants in 2004. During this same period, our employee population has increased 96%, from approximately 5,600 in 2004 to nearly 11,000 at the end of 2008.

        In 2007, we began including RSUs in combination with stock options, with RSUs comprising 22% of all equity grants. In 2008, RSUs comprised 35% of all equity grants. Awarding both RSUs and stock options uses significantly fewer shares while delivering comparable value to our employees. We believe that the use of RSUs provides us with a useful tool that allows us to continue to grant broad-based equity incentives to employees while managing share usage and dilution.

        Every year since 2004, we have asked shareholders to approve an increase in the number of shares available for issuance under our equity program to fund it for the year ahead. With only one year's funding at a time, we must be very careful how we plan for and use equity as a component of compensation. Without shareholder approval of an adequate reserve of shares, it would be extremely difficult to plan for an equity component of compensation going forward. On February 25, 2009, the compensation committee reviewed our existing equity plans, our history of granting stock options and RSUs, and our intentions for using equity as part of our total compensation program for the coming year. Our plans will result in a shortage of shares going forward that will impact our ability to remain competitive in attracting and retaining employees unless and until our shareholders approve the issuance of additional shares. Following that review, the compensation committee recommended to the board, and on February 26, 2009, the board approved, subject to shareholder approval, an increase of 2,500,000 shares available for issuance under the 2004 Equity Incentive Plan. All of these shares may be used for the issuance of restricted stock or RSUs. This amendment would increase the number of shares that can be granted as restricted stock or RSUs to 7,950,000 shares out of the total number of shares authorized under the plan.

        The effect of the proposed shares increase would be as follows:

Shares currently authorized	41,388,951
Proposed increase	2,500,000

Proposed total authorized	43,888,951

All shares are subject to adjustment for stock splits, stock dividends and certain transactions affecting our capital stock.

        If the amendments are approved, the amount of awards that will be received or allocated to our named executive officers, our other employees and our consultants is not determinable at this time because such benefits would be awarded in the future.

        Our board believes that the requested additional shares to the 2004 Equity Incentive Plan will provide sufficient shares to meet our needs for equity awards until the May 2010 annual meeting of shareholders.

        The following table shows, as of March 31, 2009, the number of shares outstanding and available for grant from all of our existing equity plans:

Plan	Options Outstanding(1)	RSUs Outstanding(2)	Available for Grant
2001 Equity Incentive Plan	7,136,590	—	44,087
2004 Equity Incentive Plan	23,455,329	2,947,650	6,574,482
2007 Director Equity Plan	614,770	17,500	189,121
Assumed Options	106,024	—	—

	31,312,713	2,965,150	6,807,690

    (1)
    These options outstanding have a weighted average exercise price of $55.59 and a remaining contractual life of 5.8 years. The Assumed Options consist of options assumed in the acquisitions of Biomatrix, Inc. and GelTex Pharmaceuticals, Inc. in 2000, Focal, Inc. and Novazyme Pharmaceuticals, Inc. in 2001 and ILEX Oncology, Inc. in 2004. All stock options granted from our plans have been granted at a minimum exercise price that is equal to the fair market value of the underlying stock on the date of grant and have a maximum term of 10 years.

    (2)
    The RSUs have a remaining recognition period of 1.7 years.

Federal Income Tax Consequences Relating to the Plan

        The following is a summary of the principal U.S. federal income tax consequences generally applicable to stock option awards to a U.S. employee under the plan. Note that there may be state, local, foreign and other taxes applicable to participants in the plan which are not described below.

        The grant of a stock option does not result in taxable income to the option holder or in a tax deduction for us. An employee exercising an Incentive Stock Option ("ISO"), as defined under Section 422 of the Code, has no taxable income upon exercise for regular income tax purposes, but may be subject to the alternative minimum tax. No tax deduction is available to us upon the exercise of an ISO. Upon the exercise of a nonstatutory stock option, the employee has ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option exercise price (the spread at exercise), and a corresponding deduction is available to us.

        An employee who disposes of shares acquired upon exercise of an ISO within one year following the date of exercise or within two years from the date of grant will have income, taxable at ordinary income rates, equal to the spread at exercise (or, with limited exceptions, to the gain on sale, if less), and a corresponding deduction will be available to us. Any additional gain recognized in the disposition will be taxed as a capital gain, either at long-term or at short-term gain rates depending on the employee's tax holding period in the shares. Any gain or loss recognized upon a sale or exchange of shares acquired upon exercise of a nonstatutory stock option will be taxed as a capital gain or loss, long-term or short-term depending on the holder's tax holding period in the shares. We are not entitled to claim a deduction for any such gain or loss.

        With limited exceptions, an ISO exercised more than three months following termination of the optionee's employment will be treated for tax purposes as a nonstatutory stock option, as will ISOs granted to any employee to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the time of grant) in excess of $100,000.

        An employee generally will not recognize income upon the grant of restricted stock or RSU awards until the restricted stock vests or the RSUs are settled, at which point the employee will recognize ordinary income equal to the excess of the fair market value of the stock on the vesting or settlement date over the purchase price, if any. However, under Section 83(b) of the Code, an employee may make a so-called "83(b) election" at the time of a restricted stock award to recognize taxable income at the time of grant. We will be entitled to a deduction in the year in which ordinary income is recognized by the employee. The employee's basis for determining gain or loss upon the subsequent disposition of shares acquired will be the amount paid for such shares plus any ordinary income recognized upon the vesting or settlement of the restricted stock or RSU award. Upon the disposition of shares received, the difference between the sale price and the employee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if, at the time of disposition, the shares have been held for more than one year since the employee recognized compensation income with respect to such shares.

        Under Section 162(m) of the Code, the deduction available to a public corporation for compensation in any year to any of its chief executive officer or other four highest-paid named executive officers in office at the end of the year is limited to $1 million, subject to several important exceptions. Qualifying performance-based compensation is not subject to this deduction limit. The compensation associated with a stock option is treated as performance-based for this purpose if the stock option is granted with an exercise price at least equal to the fair market value of the underlying stock and is granted under a plan the material terms of which, including limits on the number of options that may be granted to any person in a specified period, are approved by stockholders. Stock options granted under the plan are intended to be eligible for this performance-based exception.

        Under the so-called "golden parachute" provisions of the Code, the accelerated vesting of awards in connection with a change of control may be required to be valued and taken into consideration to determine whether an award holder has received a compensatory payment, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the award holder, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and a corresponding tax deduction may not be available to us.

PROPOSAL TO APPROVE OUR 2009 EMPLOYEE STOCK PURCHASE PLAN

        The board of directors recommends that you approve the 2009 Employee Stock Purchase Plan.

General

        Our board has adopted the 2009 Employee Stock Purchase Plan, subject to shareholder approval. A copy of the plan is attached as Appendix A. The purpose of the plan is to provide employees who wish to become shareholders an opportunity to buy shares of our stock on favorable terms.

        The proposed plan is an amendment and restatement of the 1999 Employee Stock Purchase Plan. The proposed plan includes an increase in the aggregate number of shares that may be purchased so that a sufficient number of shares of our stock are available to be issued in the future. The shares are subject to adjustment for stock splits, stock dividends and certain transactions affecting our capital stock. As of March 31, 2009, approximately 11,000 employees were eligible to participate in the plan. The closing price of our stock on March 31, 2009 as reported by NASDAQ was $59.39. The plan would terminate on February 26, 2019.

Administration and Eligibility

        The plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code and to be exempt from the application and requirements of Section 409A of the Code. Our compensation committee is the administrator under the plan and has delegated authority to our chief financial officer and senior vice president, chief human resources officer to determine and administer certain provisions of the plan, including the frequency and duration of enrollments and the dates when stock may be purchased. As our employee stock purchase plan is currently administered, two enrollments take place each year when employees are granted rights to purchase stock. Each enrollment lasts for 24 months and employee payroll contributions are used to purchase stock on eight pre-determined purchase dates during the enrollment period. General terms of participation include:

  •
  voluntary participation by employees, with the right to withdraw from the program at any time before stock is purchased;

  •
  only employees who work 20 hours or more a week and more than 5 months in a calendar year are eligible to participate;

  •
  automatic withdrawal on termination of employment;

  •
  purchase price per share is 85% of the lower of our stock's fair market value at the beginning of an enrollment period or on the purchase date;

  •
  payment is made through payroll deductions, lump sum cash payments, or both, if permitted by the compensation committee;

  •
  no employee may participate if he or she would then own 5% or more of the voting power or the value of our stock;

  •
  an employee may not be granted a right to buy more than $25,000 worth of stock in any calendar year, based on the fair market value of our stock on their enrollment date; and

  •
  an employee may not allocate more than 15% of his or her annual compensation to the purchase of our stock under the plan.

In addition, our compensation committee limits the total number of shares that may be issued under the program in a calendar year to no more than 1% of the shares outstanding at the end of the previous calendar year.

Shares Subject to the Plan

        To determine the number of shares needed to fund the proposed plan, we analyzed our historical share usage, and included considerations such as population growth and employee participation levels. Over the past two years, our employee population has increased approximately 22%, and approximately half of our worldwide employee population participates in the current program.

        Pending shareholder approval, the aggregate number of shares that may be issued under the proposed plan as of March 31, 2009 are:

Genzyme Stock
New shares to be authorized under the plan	3,000,000
Authorized and available from the 1999 plan	286,568

Total reserved and available for issuance	3,286,568

        The following table shows the shares that were bought during 2008 by the executive officers named in the compensation table on page 24, all executive officers as a group, and all other employees.

Name	Genzyme Stock
Henri A. Termeer	0
Michael S. Wyzga	0
Georges Gemayel	287
Earl M. Collier, Jr.	402
Sandford D. Smith	533
Peter Wirth	334
All executive officers as a group (12 persons)	4,344
All other employees	931,761

Federal Income Tax Consequences Relating to the Purchase Plan

        The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards made to a U.S. employee under the plan. Note that there may be state, local, foreign and other taxes applicable to participants in the plan which are not described below.

        Neither the grant of purchase rights nor the purchase of shares under the plan results in taxable income to the employee or in a tax deduction for us. An employee who disposes of the shares after having held them for at least two years from the first day of the enrollment period and for at least one year after the purchase date, or who dies at any time while holding the shares, will have ordinary income equal to:

  •
  15% of the fair market value of the shares on the first day of the enrollment period or, if less,

  •
  the excess of the fair market value of the shares at the time of the disposition (or death) over the purchase price.

Any additional gain recognized by the employee in connection with the disposition (except transfer at death) will be treated as a long-term capital gain. No deduction is available to us with respect to these amounts.

        An employee who disposes of the purchased shares before having held them for the one- and two-year holding periods described above will have ordinary income equal to the excess of the fair market value of the shares at the time of purchase over the purchase price. In this case, a corresponding deduction will be available to us. Any additional gain or loss recognized in connection with the disposition will be treated as a capital gain or loss, long-term or short-term depending on the employee's tax holding period in the shares.

        Capital gain is short-term if the shares have been held one year or less, and long-term if held more than one year. The holding period for shares acquired under the plan begins on the purchase date.

PROPOSAL TO RATIFY OUR SELECTION OF AUDITORS

        The board of directors recommends that you ratify the selection of auditors for fiscal year 2009.

        The audit committee has appointed PricewaterhouseCoopers LLP to serve as our auditors for the fiscal year ending December 31, 2009. The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, has audited the books and accounts of the company since 1989 and have audited our financial statements for the years ending December 31, 2008, 2007 and 2006. Detailed disclosure of the audit and tax fees we paid to PricewaterhouseCoopers LLP in 2008 and 2007 may be found on pages 44-45 of this proxy statement. Based on these disclosures and information in the audit committee report on pages 11-12 of this proxy statement, our audit committee is satisfied that our accountants are sufficiently independent of management to perform their duties properly. Although not legally required to do so, our board considers it desirable to seek, and recommends, shareholder ratification of its selection of auditors for fiscal year 2009.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

        We have adopted a written policy for the review and approval or ratification of transactions involving related persons. The nominating and governance committee is responsible for applying the policy with the assistance of our company secretary. Related persons can include any of our directors or executive officers, certain of our shareholders, and any of their immediate family members. Transactions covered by the policy consist of any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant; the amount involved exceeds $120,000; and in which any related person had, has or will have a direct or indirect material interest. Under the policy, certain transactions deemed not to give rise to conflicts of interest between Genzyme and a related person have a standing pre-approval, even if the aggregate amount is greater than $120,000. The chair of the nominating and governance committee has the authority to approve or ratify any related person transaction in which he or she is not involved and the aggregate amount of the transaction is expected to be less than $1 million.

        In determining whether to approve or ratify a related person transaction, the nominating and governance committee or chair of the committee is expected to take into account, among any other factors deemed appropriate, the proposed terms of the transaction, including the aggregate value and benefit to the related person; whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; the benefits to Genzyme of the transaction; any alternative means or transactions whereby Genzyme could obtain similar benefits; and whether the transaction is consistent with our other policies or practices that may also govern the proposed transaction. To help identify related person transactions, each year, we require our directors and officers to complete a questionnaire identifying any transactions with us in which the officer or director or their family members have an interest.

        In addition, our Corporate Code of Conduct describes our expectation that all directors, officers and employees who may have a potential or apparent conflict of interest to notify their supervisor or our legal department. A copy of our Corporate Code of Conduct is posted on the corporate governance section under "Our Commitment" of our Web site.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our executive officers and directors are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of our securities with the SEC. Our staff assists our executive officers and directors in preparing ownership reports and reporting ownership changes, and typically files these reports on their behalf. Based on a review of the copies of reports filed by us and written representations that no other reports were required, we believe that during 2008 our executive officers and directors complied with all Section 16(a) filing requirements.

INDEPENDENT AUDITORS

        The firm of PricewaterhouseCoopers LLP, independent registered public accounting firm, audited our financial statements for the years ending December 31, 2008, 2007 and 2006. Representatives of PricewaterhouseCoopers are expected to attend the annual meeting to answer any questions and will have the opportunity to make a statement if they wish.

        Effective June 1, 2002, our audit committee instituted an "Outside Auditor Independence" policy, which permits the utilization of our independent auditors for audit, audit-related, and tax services only, subject to the audit committee's approval, and limits the audit-related and tax services to 100% of the total anticipated audit service fees for each year. This policy prohibits the utilization of our independent auditors for services other than audit, audit-related and tax services, and requires quarterly reports to our audit committee. The policy lists specific services which the committee allows, as well as specific services which are prohibited, consistent with the SEC's release number 33-8183 ("Strengthening the Commission's Requirements Regarding Auditor Independence"), effective May 6, 2003.

        The following table presents fees for professional services rendered for the two most recent fiscal years. The audit-related and tax fees for 2008 and 2007 did not exceed 100% of total audit fees for the respective years. There are no other fees in 2008 and 2007 other than as set forth below.

	2008	2007
	(amounts in thousands)
Audit fees(1)	$5,182	$4,532
Audit-related fees(2)	234	239
Tax fees
Tax compliance	$1,351	$1,170
Other tax(3)	220	276

    (1)
    Audit fees include fees incurred for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements and of our internal controls over financial reporting, the review of our interim financial statements included in our Forms 10-Q, the statutory audits of our foreign subsidiaries and accounting consultations necessary for the rendering of an opinion on our financial statements.

    (2)
    Audit-related services include services in connection with the SEC registration statements, due diligence and other acquisition-related services, and statutorily required audits of the financial statements of various benefit plans.

    (3)
    Other tax services include acquisition-related tax structuring, worldwide tax planning and other tax consultation.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Our board, upon the recommendation of the nominating and corporate governance committee, has adopted a process for shareholders to send communications to the board. Shareholders may communicate directly with our board, any committee of the board or any individual board member by sending correspondence to the Secretary, Genzyme Corporation, 500 Kendall Street, Cambridge, MA 02142 or by logging on to our corporate Web site, www.genzyme.com, and accessing the link "Email Board of Directors" that we have provided under corporate governance in the "Our Commitment" area. We provide the board with copies of all business communications received by us periodically throughout the year.

SHAREHOLDER PROPOSALS

        Shareholders who wish to present proposals for inclusion in our proxy materials for our 2010 annual meeting should follow the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and our bylaws. Those procedures require that we receive a shareholder proposal in writing no later than December 14, 2009. Under our bylaws, director nominations may be made by shareholders if notice is timely given. To be timely, a notice with respect to the 2010 annual meeting of shareholders must be received by us no earlier than January 21, 2010 and no later than February 21, 2010, unless the date of the 2010 annual meeting of shareholders is more than 30 days from the anniversary date of the 2009 annual meeting of shareholders, in which event our bylaws provide different notice requirements. The notice must contain specified information about you and the nomination. If any shareholder proposal is submitted after March 1, 2010, our board will be allowed to use its discretionary voting authority if the proposal is raised and considered at the annual meeting without any discussion of the matter in the proxy statement. If you are interested in the procedures required to submit a proposal, please contact Genzyme Corporation, 500 Kendall Street, Cambridge, Massachusetts 02142, Attention: Secretary, telephone: (617) 252-7500.

SEC FILINGS

        We file annual, quarterly and current reports, as well as other information with the SEC. You can obtain any of them from the SEC at its Internet Web site at www.sec.gov or at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The documents are also available from us without charge by requesting them in writing or by telephone from Genzyme Corporation, 500 Kendall Street, Cambridge, Massachusetts 02142, Attention: Shareholder Relations, telephone: (617) 768-6686.

Genzyme®, Myozyme®, Renagel® and Renvela® are registered trademarks and Lumizyme™, Mozobil™ and Synvisc-One® are trademarks of Genzyme Corporation or its subsidiaries. Prochymal® and Chondrogen® are registered trademarks of Osiris Therapeutics, Inc. NASDAQ® is a registered trademark of The Nasdaq Stock Market, Inc. All rights are reserved.

Appendix A

GENZYME CORPORATION

2009 Employee Stock Purchase Plan

1.
Purpose.

        The purpose of this 2009 Employee Stock Purchase Plan (the "Plan") is to provide employees of Genzyme Corporation (the "Company") and its subsidiaries (as defined in Section 425(f) of the Code) who wish to become shareholders of the Company an opportunity to purchase shares of the Company's common stock, $0.01 par value (the "Shares"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

        This Plan is an amendment and restatement, effective upon shareholder approval, of the Company's 1999 Employee Stock Purchase Plan. Notwithstanding the foregoing, the terms of this amendment and restatement shall not apply to any rights to purchase that were granted prior to this amendment and restatement to the extent the application of such terms to such purchase rights would be construed as a modification thereof for purposes of Section 424(h) of the Code.

2.
Eligible Employees.

        Subject to the provisions of Sections 7, 8 and 9 below, any individual who as of the applicable Offering Date (as defined in Section 3 below) is in the full-time employment (as defined below) of (1) the Company or (2) any subsidiary of the Company that is designated for participation in the Plan by the Compensation Committee of the Company's Board of Directors (the "Committee") is eligible to participate in any Offering (as defined in Section 3 below) made by the Company under this Plan. Full-time employment shall include all otherwise eligible employees whose customary employment, determined as of the Offering Date is:

        (a)   20 hours or more per week; and

        (b)   more than five months

in the calendar year during which said Offering Date occurs or in the calendar year immediately preceding such year.

3.
Offering Dates.

        From time to time, the Company, by action of the Committee, will grant rights to purchase the Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering") on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Committee.

4.
Prices.

        The per share exercise price for each purchase right granted hereunder shall be the lesser of:

        (a)   eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such purchase right was granted; or

        (b)   eighty-five percent (85%) of the fair market value of a Share on the date such purchase right is exercised. At its discretion, the Committee may determine a higher price for a grant of purchase rights. For purposes of this Section 4, "fair market value" shall mean the fair market value as determined by the Committee in good faith, or in the manner established by the Committee in good faith, from time to time, in accordance with the share valuation rules applicable to purchase rights under Section 423 of the Code.

5.
Exercise of Rights and Method of Payment.

        (a)   Each purchase right granted under the Plan shall be automatically exercised in installments on specified dates as determined by the Committee, and Shares shall accordingly be purchased on behalf of participants on each such date.

        (b)   The method of payment for Shares purchased upon exercise of a purchase right shall be through regular payroll deductions or by lump sum cash payment or both, as determined by the Committee. No interest shall be paid upon payroll deductions unless specifically provided for by the Committee. No participant may allocate less than 1% nor more than 15% (or such other percentage as the Committee determines) of his or her annual rate of compensation to the purchase of Shares under the Plan in any calendar year.

        (c)   Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a purchase right granted hereunder shall be promptly returned to such employee by the Company after termination of the purchase right to which the payment relates.

6.
Term of Rights.

        The total period from an Offering Date to the last date on which a purchase right granted on that Offering Date is exercisable (the "Offering Period") shall in no event be longer than twenty-seven (27) months. The Committee when it authorizes an Offering may designate one or more exercise periods during the Offering Period. A purchase right granted on an Offering Date shall be exercisable in full on the Offering Date or in such proportion on the last day of each exercise period as the Committee determines.

7.
Shares Subject to the Plan.

        The aggregate number of shares that may be issued upon exercise of purchase rights granted under this Plan is 3,286,568. Appropriate adjustments in the number of Shares subject to the Plan, in the number of Shares covered by outstanding purchase rights granted hereunder, in the exercise price of the purchase rights and in the maximum number of Shares which an employee may purchase (pursuant to Section 8 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that (a) no fractional Shares shall be subject to a purchase right and each purchase right shall be adjusted downward to the nearest full Share and (b) no such adjustment shall be made unless the Company shall be satisfied that the adjustment will not constitute a modification of the rights granted under the Plan or otherwise disqualify the Plan as an employee stock purchase plan under the provisions of Section 423 of the Code.

        In the event of (1) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert or (2) a sale or transfer of substantially all of the Company's assets, then in the sole discretion of the Committee (a) all outstanding purchase rights shall terminate and payroll deductions will be refunded to the participating employees, (b) a date established by the Committee on or before the date of consummation of such merger, consolidation or sale shall be treated as an exercise date provided for in Section 5, and all outstanding purchase rights shall be exercised on such date, (c) each purchase right shall be assumed or a purchase right shall be substituted by the successor corporation or an affiliate of the successor corporation, all in accordance with the option assumption and substitution rules of Section 424 of the Code and the regulations thereunder, or (d) all outstanding purchase rights shall continue unchanged.

        Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be subject to purchase rights under the Plan. If for any reason any purchase right under the

Plan terminates in whole or in part, Shares subject to such terminated purchase right may be subject to a purchase right under the Plan.

8.
Limitations on Grants.

        (a)   No employee shall be granted a purchase right hereunder if such employee, immediately after the purchase right is granted would own or is considered to own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any parent corporation or subsidiary corporation (as such terms are defined, respectively, in Sections 424(e) and 424(f) of the Code), computed in accordance with Section 423(b)(3) of the Code.

        (b)   No employee shall be granted a purchase right under this Plan that would permit the employee's rights to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time under Section 423 of the Code or any successor provision) of the fair market value of such shares (determined at the time such purchase right is granted) for each calendar year in which such purchase right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code. Subject to the foregoing, the maximum number of shares that a participating employee may purchase for each calendar year during an Offering Period under any purchase right granted under the Plan shall be $25,000 divided by the fair market value of a Share on the Offering Date on which such purchase right was granted, or such other number of shares as the Committee may specify at or prior to the grant of such purchase right.

9.
Limit on Participation.

        Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, and within the time limitations, established by the Committee when it authorizes the Offering.

10.
Cancellation of Election to Participate.

        An employee who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised purchase rights granted under such Offering by giving written notice of such cancellation to the Company at any time before the expiration of the Offering Period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee, without interest unless otherwise determined by the Committee, upon such cancellation.

11.
Termination of Employment.

        Upon the termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be refunded to the employee or to the employee's estate, without interest unless otherwise determined by the Committee. Notwithstanding the foregoing, employment shall be deemed to continue while an employee is on military leave, sick leave or other bona fide leave of absence, for up to three months or, if longer, for so long as the employee's right to re-employment with the Company or its subsidiaries is guaranteed either by statute or by contract.

12.
Employee's Rights as Shareholder.

        No participating employee shall have any rights as a shareholder in the Shares covered by a purchase right granted hereunder until such purchase right has been exercised, full payment has been made for the corresponding Shares and the Shares have been issued.

13.
Equal Rights and Privileges.

        All employees granted purchase rights under the Plan shall have the same rights and privileges, as provided in Treasury Regulation Section 1.423-2(f).

14.
Rights Not Transferable.

        Purchase rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.

15.
Amendments to or Discontinuation of the Plan.

        The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing rights of all participating employees shall not be adversely affected thereby, and provided further that, subject to the provisions of Section 7 above, no such amendment to the Plan shall, without the approval of the shareholders of the Company, increase the total number of Shares which may be offered under the Plan.

16.
Effective Date and Approvals.

        Subject to the approval of the shareholders of the Company, this Plan shall be effective on February 26, 2009, the date it was adopted by the Board of Directors.

        The Company's obligation to offer, sell and deliver its Shares under the Plan is subject to (i) the approval of any governmental authority required in connection with the authorization, issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange on which the Shares are then listed and (iii) compliance, in the opinion of the Company's counsel, with all applicable federal and state securities and other laws.

17.
Term of Plan.

        No purchase rights shall be granted under the Plan after February 26, 2019.

18.
Administration of the Plan.

        The Committee or any committee or person(s) to whom the Committee delegates its authority under this Plan (the "Administrator") shall administer, interpret and apply all provisions of the Plan as it deems necessary. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.

19.
Rights Limited.

        In no event shall the Plan form a part of an employee's contract of employment or service, if any. The Plan shall not confer upon any employee of the Company or its subsidiaries any right with respect to the continuance of his or her employment by, or other service with, the Company or its subsidiary, nor shall it limit the right of the Company or its subsidiaries to terminate the employee or otherwise change the terms of employment. The loss of existing or potential profit in any Offering of Shares shall not constitute an element of damages in the event of termination of employment for any reason, even if the termination is in violation of an obligation of the Company or its subsidiary to the employee.

Adopted by the Board of Directors on February 26, 2009

Appendix B

GENZYME CORPORATION

2004 EQUITY INCENTIVE PLAN

1.              PURPOSE

The 2004 Equity Incentive Plan (the “Plan”) has been established to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate, and retain key employees and consultants of the Company and its Affiliates upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend.  The Plan is intended to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.  Certain capitalized terms used herein and certain operating rules related thereto are defined and set forth in Section 10 below.

The Plan provides for the grant of Stock Options, including ISOs and NSOs, Restricted Stock, and Restricted Stock Units (each an “Award”).

The Plan shall become effective upon shareholder approval (the “Effective Date”) and unless earlier terminated pursuant to Section 8, shall terminate ten years from the Effective Date.  After the Plan is terminated, no new Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their terms and conditions and the Plan’s terms and conditions applicable thereto.

The Plan constitutes a merger and restatement of the Company’s 1997 Equity Incentive Plan (the “Prior Plan”) and supersedes the Prior Plan, the separate existence of which shall terminate on the Effective Date.  The rights and privileges of holders of Awards outstanding under the Prior Plan shall not be adversely affected by the foregoing action.

2.              ADMINISTRATION

The Compensation Committee shall be the Administrator of the Plan except as hereinafter provided.  The Compensation Committee may delegate to one or more of its members such of its duties, powers and responsibilities as it may determine.  To the extent determined by the Compensation Committee and permitted by applicable law, the Compensation Committee may also (i) delegate to one or more executive officers of the Company the power to grant Awards to, or allocate Awards among, Participants who are not Reporting Persons or Covered Employees and to make such determinations under the Plan with respect thereto as the Compensation Committee determines; and (ii) authorize any such executive officer to further delegate to an Employee or another executive officer temporary authority to grant or allocate Awards when the executive officer is unavailable.  The Compensation Committee may also delegate to such Employees or other persons as it determines such ministerial tasks as it deems appropriate.  In the event of any delegation described in this paragraph, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; select the Participants to receive Awards and determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan.  The terms of each Award grant need not be identical, and the Administrator need not treat Participants uniformly.  Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Administrator at the time of grant or at any time thereafter.  In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception.  Determinations made by the

Administrator shall be final and binding upon Participants, the Company, and all other interested parties.

3.              STOCK AVAILABLE FOR GRANT; LIMITS

(a)  Number of Shares.  Subject to adjustment as provided under Section 6, the maximum number of shares available for issuance to Participants under the Plan shall be 43,888,951 shares.  Subject to such overall maximum, up to 43,888,951 shares of Stock may be issued upon the exercise of ISOs; up to 43,888,951 shares of Stock may be issued upon exercise of NSOs; and up to 7,950,000 shares of Stock may be issued for grants of Restricted Stock or Restricted Stock Units.  Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company.  No fractional shares of Stock will be delivered under the Plan.  To the extent consistent with the requirements of Section 422 of the Code, and with other applicable legal requirements (including applicable NASDAQ or stock exchange requirements), Stock issued under option grants, restricted stock grants, or restricted stock unit grants of an acquired company that are assumed in connection with the acquisition, or under Stock Options, Restricted Stock, or Restricted Stock Units issued in substitution for options, restricted stock, or restricted stock units of an acquired-company, shall not reduce the number of shares available for issuance under the Plan.

(b)  Section 162(m) Limits.  The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year will be 2,000,000.

4.              ELIGIBILITY AND PARTICIPATION

All employees and consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not be eligible, are eligible to be Participants in the Plan.  Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.  The Administrator, in its sole discretion, shall determine from the group of eligible persons whether an individual shall be a Participant under the Plan.  Any grant made under the Plan shall be made in the sole discretion of the Administrator and no prior grant shall entitle a person to any future grant.

5.              RULES APPLICABLE TO AWARDS

(a)    Documentation.  Each Award granted under the Plan shall be evidenced by a writing specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Administrator considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

(b)   Transferability.  In the discretion of the Administrator, any Award may be made transferable upon such terms and conditions and to such extent as the Administrator determines, provided that ISOs may not be transferred other than by will or by the laws of descent and distribution.  Any non-transferable Stock Option requiring exercise, including any ISO, may be exercised only by the Participant during the Participant’s lifetime.  The Administrator may in its discretion, other than in the case of Stock Options intended to continue to qualify as ISOs, waive any restriction on transferability.

(c)   Vesting; Exercisability.   The Administrator shall determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option will remain exercisable during or following termination of Employment and the payment terms of any Restricted Stock Unit.  Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of, or payment under, an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration; provided, that the Administrator’s discretion shall not be exercised, in the case of an Award providing for “nonqualified deferred compensation” subject to Section 409A, in a manner inconsistent with the requirements of Section 409A.

(d)   Taxes.  The Participant shall pay to the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in respect of the grant, vesting or exercise of any Award or the delivery of stock or other property under any Award, in each case no later than the date of the event creating the tax liability.  The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Participant hereunder or otherwise.

(e)   Dividend Equivalents, Etc.  The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Restricted Stock, Restricted Stock Units, or Stock subject to a Stock Option.  Any such arrangement for the payment of amounts in lieu of dividends or other distributions shall be established and administered consistent with exemption from, or compliance with, the requirements of Section 409A.

(f)    Rights Limited.  Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan.  In no event shall the Plan, or any grant made under the Plan, form a part of an employee’s or consultant’s contract of employment or service, if any.  The loss of existing or potential profit in any Award will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(g)   Non-U.S. Awards.  Awards may be granted under the Plan to any eligible person regardless of the jurisdiction in which he or she works or resides.  In order to comply with the laws in other countries in which the Company operates, the Administrator, in its sole discretion, shall have the power and authority to:

(i)  Establish one or more separate sub-plans or programs under the Plan for the grant of Awards to eligible persons in a specified jurisdiction or jurisdictions;

(ii)  Include in any such sub-plan or program such special rules as it determines to be necessary or advisable; and

(iii)  Take any action, before or after an Award grant is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Administrator may not take any actions hereunder, and no Award shall be granted, that would violate applicable law.

(h)   Exercise Price of Stock Option.  The exercise price of a Stock Option will not be less than 100% of the Fair Market Value of the Stock on the date of grant.  Once granted, no Stock Option may be repriced (as that term is used under applicable NASDAQ or stock exchange rules) without shareholder approval.

(i)    Time and Manner of Exercise of Stock Option.  Unless the Administrator expressly provides otherwise, a Stock Option will not be deemed to have been exercised until the Company receives a notice of exercise (in a form acceptable to the Administrator) signed by the appropriate person and accompanied by payment of the exercise price.  If the Stock Option is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Stock Option has the right to do so.  All Stock Options granted pursuant to the Plan shall terminate if not exercised within ten years of the date of grant, or such earlier date as the Administrator may determine.

(j)    Payment of Stock Option.  No shares shall be delivered pursuant to any exercise of a Stock Option until payment in full of the exercise price therefor is received by the Company.  Such payment may be made in whole or in part in cash or, to the extent permitted by the Administrator at or after the grant of the Stock Option, in shares of Stock owned by the Participant (which shares must be owned for at least six months) valued at their Fair Market Value on the date of delivery, or such other lawful consideration, including use of a broker-assisted exercise program or similar program, as the Administrator may determine.  The delivery of shares in payment of the exercise price may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(k)   Grants of Restricted Stock and Restricted Stock Units. Grants of Restricted Stock and Restricted Stock Units may be made in exchange for such lawful consideration, including services, as the Administrator determines.

(l)    Compliance with Section 409A.  Awards under the Plan shall be construed and administered consistent with exemption from, or compliance with, the requirements of Section 409A.  Notwithstanding any provision of Section 8 to the contrary, the Administrator may amend the Plan and/or any Award to satisfy the requirements of Section 409A, including the requirements for exemption from Section 409A.

6.              EFFECT OF CERTAIN TRANSACTIONS

(a)   Covered Transactions.  Except as otherwise provided under the terms of an Award grant, in the event of a Covered Transaction in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Administrator determines.  In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award, each Stock Option will become fully exercisable, and the delivery of shares of Stock issuable under each outstanding Restricted Stock Unit will be accelerated and such shares will be issued, prior to the Covered Transaction, in each case on a basis that gives the holder of the Stock Option or the Restricted Stock Unit a reasonable opportunity, as determined by the Administrator, following exercise of the Stock Option or the issuance of shares, as the case may be, to participate as a shareholder in the Covered Transaction, and the Stock Option will terminate upon consummation of the Covered Transaction.  Any shares of Stock issued pursuant to the preceding sentence in satisfaction of a grant of Restricted Stock Units may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting condition to which the grant of Restricted Stock Units was subject.  In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

Without limiting the general scope of the Administrator’s discretionary authority under the Plan, the Administrator may provide, as to some or all Awards, if any, that in the event of a Change in Control of the Company, whether or not such Change in Control is also a Covered Transaction, the vesting and exercisability, if applicable, of, or the payment of benefits under, such Award will be accelerated on such terms as the Administrator determines.

(b)   Distributions; Changes in Capital Stock; Basic Adjustment Provisions. In the event of a stock dividend, stock split (including reverse stock split) or combination of shares, recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 3(a) that may be delivered under the Plan, to the maximum number of shares specified in Section 3(a) that may be issued upon the exercise of ISOs, to the maximum number of shares specified in Section 3(a) that may be issued upon exercise of NSOs, and to the maximum share limits described in Section 3(b).  The Administrator will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Stock Options and any other provision of Awards affected by such change.

(c)   Certain Other Adjustments.  To the extent consistent with qualification of ISOs under Section 422 of the Code, with the performance-based compensation rules of Section 162(m), where applicable, and with the requirements of (including the requirements for exemption under) Section 409A, the Administrator may also make adjustments of the type above to take into account distributions to shareholders other than those provided for in Section 6(a), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Award grants made hereunder.

(d)   Continuing Application of Plan Terms.  References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 6.

7.              LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the grant have been satisfied or waived.  If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Stock Option or receipt of the Restricted Stock or Restricted Stock Unit, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act.  The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

8.              AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely a Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of grant.  Amendments to the Plan shall be conditioned upon shareholder approval only to the extent, if any, such approval is required by law (including the Code and applicable NASDAQ or stock exchange requirements), as determined by the Administrator.  Notwithstanding the foregoing, the Company shall submit for shareholder approval any amendment to the Plan (other than an amendment or adjustment pursuant to Section 6) that would: (a) increase the maximum number of shares for which Stock Options, Restricted Stock, or Restricted Stock Units may be granted under the Plan; (b) reduce the price at which a Stock Option may be granted below the price provided for in Section 5(h); (c) reduce the exercise price of outstanding Stock Options; or (d) increase the limits set forth in Section 3.

9.              OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to grants made under the Plan.

10.       DEFINITIONS

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: has the meaning set forth in Section 2.

“Affiliate”:  Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”:  a Stock Option, Restricted Stock Unit, or award of Restricted Stock.

“Board”:  The Board of Directors of the Company.

“Change in Control”:  A change in ownership or control of the Company or a change in the ownership of a substantial portion of the Company’s assets, determined in accordance with such rules, if any, as may be established by the Administrator.

“Code”:  The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”:  The Compensation Committee of the Board.

“Company”:  Genzyme Corporation.

“Covered Employees”:  A “covered employee” within the meaning of Section 162(m).

“Covered Transaction”:  Any of (i) a consolidation, merger, or similar transaction or series of related transactions  in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company.  Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Employee”:  Any person who is employed by the Company or an Affiliate.

“Employment”:  A Participant’s employment or other service relationship with the Company and its Affiliates.  Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 4 to the Company or its Affiliates.   If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended, as from time to time further amended and in effect, or any successor statute as from time to time in effect.

“Fair Market Value”:  The fair market value as determined by the Compensation Committee in good faith, or in the manner established by the Compensation Committee in good faith, from time to time.

“ISO”:  A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code.  Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive option unless, as of the date of grant, it is expressly designated as an ISO.

“NSO”:  A Stock Option that is not an ISO.

“Participant”:  A person who is granted an Award under the Plan.

“Plan”:  The Genzyme Corporation 2004 Equity Incentive Plan as from time to time amended and in effect.

“Reporting Person”:  A person subject to the reporting requirements of Section 16 of the Exchange Act.

“Restricted Stock”:  An award of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied.

“Restricted Stock Unit”:  An unfunded and unsecured promise to deliver Stock in the future, subject to the satisfaction of specified performance or other vesting conditions.

“Section 162(m)”:  Section 162(m) of the Code.

“Section 409A”:  Section 409A of the Code.

“Stock”:  Common Stock of the Company, par value $.01 per share.

“Stock Option”:  An option entitling the recipient to acquire shares of Stock upon payment of the exercise price.

Adopted by Board of Directors February 26, 2004
Approved by Shareholders May 27, 2004

Amended by Board of Directors May 27, 2004
Amended by Board of Directors October 7, 2004
Amended by Board of Directors March 14, 2005
Amended by Board of Directors May 26, 2005
Approved by Shareholders May 26, 2005
Amended by Board of Directors March 1, 2006
Approved by Shareholders May 25, 2006
Amended by Board of Directors, February 28, 2007
Approved by Shareholders May 24, 2007
Amended by Board of Directors February 28, 2008
Approved by Shareholders May 22, 2008
Amended by Board of Directors February 26, 2009

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 GENZYME CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS By signing this proxy, I appoint Henri A. Termeer, Michael S. Wyzga, Peter Wirth and Thomas J. DesRosier, and each of them acting singly, my attorney and proxy, with full power of substitution, to vote on my behalf all of the shares of Genzyme common stock that I am entitled to vote at the Annual Meeting of Shareholders to be held on May 21, 2009, and at any adjournment or postponement of the meeting. This proxy revokes any earlier proxy I have signed with respect to these shares. If properly executed, this proxy will be voted in the manner you specify. If no specification is made, your shares of Genzyme common stock will be voted FOR the election of each director nominee and FOR proposals 2 through 4. The proxies are authorized to vote your shares, in their discretion, on any other matter that is properly brought before the meeting. (Continued and to be signed on the reverse side)

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. The re-election of eight directors. Douglas A. Berthiaume Gail K. Boudreaux Robert J. Carpenter Charles L. Cooney Victor J. Dzau Senator Connie Mack III Richard F. Syron Henri A. Termeer 2. A proposal to amend the 2004 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 2,500,000 shares. 3. A proposal to approve the 2009 Employee Stock Purchase Plan. 4. A proposal to ratify the audit committee’s selection of independent auditors for 2009. FOR AGAINST ABSTAIN JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 ANNUAL MEETING OF SHAREHOLDERS OF GENZYME CORPORATION May 21, 2009 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 12:00 PM EDT the day of the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 THROUGH 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- 00003333333303033000 9 052109 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://materials.proxyvote.com/372917